UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material under §240.14a-12
ARRAY TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Array Technologies, Inc.
3901 Midway Place NE
Albuquerque, NM 87109
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting of Stockholders of Array Technologies, Inc. (the “Company” or “Array”) will be held on May 24, 2022, at 10:00 a.m. Pacific Daylight Time, in a virtual meeting format (the “Annual Meeting”) at https://virtualshareholdermeeting.com/ARRY2022 for the purpose of considering the following company-sponsored proposals:
1.	Election of Paulo Almirante, Ron Corio and Jayanthi Iyengar as Class II directors, each for a three-year term.
2.	Ratification of the Company’s selection of BDO USA, LLP (“BDO”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.
3.	Approval of the Array Technologies, Inc. Employee Stock Purchase Plan.
4.	Advisory vote on the frequency of submission to stockholders of an advisory vote regarding executive compensation.
We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors recommends that you vote:
1.	“for” each of the nominees for Class II director (Proposal No. 1);
2.	“for” ratification of the proposed independent registered public accounting firm (Proposal No. 2);
3.	“for” approval of the Array Technologies, Inc. Employee Stock Purchase Plan (Proposal No. 3); and
4.	“for” approval of an annual frequency of holding future advisory votes to approve named executive compensation (Proposal No. 4).
Each outstanding share of the Company’s common stock (Nasdaq: ARRY) entitles the holder of record at the close of business on March 29, 2022, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting https://virtualshareholdermeeting.com/ARRY2022. You will also be able to vote your shares electronically at the meeting. Details regarding how to attend the meeting online are more fully described in the Important Notice Regarding the Availability of Proxy Materials and proxy statement.
Whether or not you expect to attend the meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you received by mail on or about April 8, 2022 and submit your proxy by Internet, by telephone or by signing, dating and returning the proxy card included in these materials in order to ensure the presence of a quorum. If you choose to virtually attend the Annual Meeting, you may still vote your shares in real time, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

All stockholders are extended a cordial invitation to attend the meeting.
By Order of the Board of Directors

Jim Fusaro Chief Executive Officer and Director
April 8, 2022

Array Technologies, Inc.
3901 Midway Place NE
Albuquerque, NM 87109
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 24, 2022 at 10:00 a.m. Pacific Daylight Time
This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 Annual Meeting of Stockholders of Array Technologies, Inc., which we refer to as the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting in a virtual meeting format at 10:00 a.m. Pacific Daylight Time, at https://virtualshareholdermeeting.com/ARRY2022.
In this proxy statement, we refer to Array Technologies, Inc. as “Array,” the “Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.
On or about the date hereof, we are making available this proxy statement and the attached Notice of 2022 Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting, and we are mailing the proxy card and the Important Notice Regarding the Availability of Proxy Materials (the “Notice of Proxy Materials”) to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), which includes our financial statements for the fiscal year ended December 31, 2021.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2022
This proxy statement and our Annual Report are available for viewing, printing and downloading at www.investorvote.com/ARRY. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Financial Information” tab of the “Investors” section of our website at www.arraytechinc.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109, Attention: Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The Board of Directors of Array Technologies, Inc. (the “Board”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Daylight Time on May 24, 2022, in a virtual meeting format at https://virtualshareholdermeeting.com/ARRY2022 and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of 2022 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2022 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of Array Technologies, Inc. common stock on the record date.
When were this proxy statement and the accompanying materials sent to stockholders?
On or about the date hereof, we are mailing the Notice of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

When is the record date for the Annual Meeting?
Our Board has fixed the record date for the Annual Meeting as of the close of business on March 29, 2022. Only stockholders who owned our common stock at the close of business on March 29, 2022 are entitled to vote at the Annual Meeting.
How many votes can be cast by all stockholders?
A total of 150,173,507 shares of common stock of the Company were outstanding on March 29, 2022 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How can I attend the Annual Meeting with the ability to ask a question and/or vote?
To participate in the Annual Meeting, stockholders as of the record date, or their duly appointed proxies, will need to follow the instructions on their Notice, proxy card, or on the instructions that accompanied their proxy materials. We encourage you to access the meeting 10 minutes before the start time of 10:00 a.m., Pacific Time, on May 24, 2022. Please allow ample time for online check-in, which will begin at 9:30 a.m., Pacific Time, on May 24, 2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting https://virtualshareholdermeeting.com/ARRY2022. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•	By Internet. You may vote by proxy via the Internet at https://virtualshareholdermeeting.com/ARRY2022 by following the instructions provided on the Notice of Proxy Materials or the proxy card.
•
By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the 16-digit control number that is on either the Notice of Proxy Materials or the proxy card when voting.

•
By Mail. Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•
At the Virtual Meeting. The meeting will be held entirely online. To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. Pacific Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Pacific Daylight Time, and you should allow ample time for the check-in procedures.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.
What are the Board’s recommendations on how to vote my shares?
Our Board recommends a vote:
Proposal 1:	FOR election of Paulo Almirante, Ron Corio and Jayanthi Iyengar as Class II directors.
Proposal 2:	FOR ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proposal 3:	FOR approval of the Array Technologies, Inc. Employee Stock Purchase Plan.
Proposal 4:	FOR approval of an annual frequency of holding future advisory votes to approve named executive compensation.
Who pays the cost for soliciting proxies?
Array will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. This cost also includes support for the hosting of the virtual Annual Meeting. Array may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending and voting live at the virtual meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
How is a quorum reached?
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What vote is required to approve each item?
Proposal 1: Election of Directors
Elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “FOR” or “WITHOLD.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on this proposal. Proposal 1 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
For the ratification of the selection of our independent registered public accounting firm for our 2022 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 2 is a routine matter. Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee of the Board will reconsider its selection.

Proposal 3: Approval of the Array Technologies, Inc. Employee Stock Purchase Plan
For the approval of the Array Technologies, Inc. Employee Stock Purchase Plan, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 3 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Advisory Vote on the Frequency of Holding the Advisory Vote to Approve Named Executive Officer Compensation
For the approval of the annual frequency of holding future advisory votes to approve named executive officer compensation, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 4 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of this vote.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.
Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page.
Who should I call if I have any additional questions?
If you hold your shares directly, please call the Secretary of the Company at (505) 881-7567. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 31, 2022 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as set forth in the Summary Compensation Table below), and all directors and executive officers as a group.
Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2022 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2022, there were 150,173,507 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109.
Name and address of beneficial owner	Number of shares beneficially owned(1)	Percentage of shares beneficially owned
5% or greater stockholders:
Blackrock, Inc.(2)	12,892,595	7.91
The Vanguard Group(3)	11,586,624	7.16
FMR LLC and affiliates(4)	10,455,181	6.51
BCP Helios Aggregator L.P.(5)	8,973,414	5.64
Directors and Named Executive Officers:
Jim Fusaro	285,143	*
Jeffrey Krantz	126,205	*
Tyson Hottinger	90,489	*
Kenneth Stacherski	105,434	*
Nipul Patel	104,069	*
Paulo Almirante	—	—
Troy Alstead	13,548	*
Orlando D. Ashford	13,548	*
Ron Corio	9,003	*
Brad Forth	90,235	*
Jayanthi Iyengar	13,022
Bilal Khan	—	—
Gerrard Schmid	10,200	*
All executive officers and directors as a group (13 individuals)	627,346	*
*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)
For listed executive officers and directors, represents any shares of our common stock beneficially held by them and any restricted stock units granted to them, but excluding any performance stock units granted to them.

(2)
This information is based solely on a Schedule 13G filed by Blackrock, Inc. (“Blackrock”) on February 7, 2022, reporting ownership as of December 31, 2021. According to this Schedule 13G, Blackrock exercises sole voting power over 12,696,785 shares of our common stock and sole dispositive power over 12,892,595 shares of our common stock. The address of Blackrock is 55 East 52nd Street, New York, New York 10055.

(3)
This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 9, 2022, reporting ownership as of December 31, 2021. According to this Schedule 13G/A, Vanguard exercises shared voting power over 131,631 shares of our common stock, sole dispositive power over 11,351,188 shares of our common stock and shared dispositive power over 235,436 shares of our common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
This information is based solely on a Schedule 13G/A filed jointly by FMR LLC (“FMR”) and Abigail P. Johnson on February 10, 2022, reporting ownership as of December 31, 2021. According to this Schedule 13G/A, Ms. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. FMR exercises sole voting authority over 1,646,967 shares of our common stock, and FMR and Ms. Johnson each exercise sole dispositive authority over 10,455,181,203 shares of our common stock. The address of FMR and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(5)
This information is based solely on a Schedule 13D filed jointly by BCP Helios Aggregator L.P. and certain of its affiliated funds (collectively, the “Blackstone Entities”) on January 7, 2022, reporting ownership as of the date thereof. BCP Helios Aggregator L.P. is managed by BCP 8/BEP 3 Holdings Manager L.L.C., its general partner. Energy Management Associates III L.P. and Blackstone Management Associates VIII L.P. are the managing members of BCP 8/BEP 3 Holdings Manager L.L.C. Blackstone EMA III L.L.C. is the general partner of Blackstone Energy Management Associates III L.P. BMA VIII L.L.C. is the general partner of Blackstone Management Associates VIII L.P. Blackstone Energy Family Investment Partnership III - ESC L.P. is the general partner of BEFIP III – ESC Helios Holdco L.P. BEP III Side-by-Side GP L.L.C. is the general partner of Blackstone Energy Family Investment Partnership III - ESC L.P. Blackstone Holdings II L.P. is the managing member of Blackstone EMA III L.L.C. and BMA VIII L.L.C. and the sole member of BEP III Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Entities to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Entities directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

MANAGEMENT AND CORPORATE GOVERNANCE
BOARD COMPOSITION AND STRUCTURE
Our certificate of incorporation states that the number of directors serving on our Board shall be fixed by a resolution of the Board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation, retirement, disqualification or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.
Our certificate of incorporation provides that the Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our restated certificate of incorporation and bylaws, our Class I directors will serve until the 2024 annual meeting of stockholders, our Class II directors who are re-elected at the 2022 annual meeting of stockholders will serve until the 2025 annual meeting of stockholders and our Class III directors will serve until the 2023 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by the Board among the three classes.
On April 5, the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022. The Board thanks Mr. Fusaro for his commitment and service to the Company. In connection with Mr. Fusaro’s termination, the Company intends to appoint Kevin Hostetler as a member of the Board, effective April 18, 2022.
The Board is currently comprised of eight members. Below is a list of the names, classifications and ages, as of March 31, 2022, of the individuals who currently serve on our Board.
Name	Age	Position
Troy Alstead	58	Director (Class I)
Orlando D. Ashford	52	Director (Class I)
Bilal Khan	41	Director (Class I)
Paulo Almirante	57	Director (Class II)
Ron P. Corio	60	Director (Class II)
Jayanthi Iyengar	60	Director (Class II)
Brad Forth	57	Director (Class III); Chairman
Jim Fusaro	59	Director (Class III); Chief Executive Officer
Gerrard Schmid	53	Director (Class III)
DIRECTOR BIOGRAPHIES
Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.
CLASS II DIRECTOR NOMINEES
Paulo Almirante has more than 25 years of experience in the energy business, working in various positions in the development, construction and management of wind, hydro, solar, coal and gas assets. Mr. Almirante has served as the Chief Operating Officer for the Engie Group since July 2018 and was appointed Senior Executive Vice President in charge of Renewables, Nuclear and Energy Management and Trading in February of 2021. Mr. Almirante served as Executive Vice President of the Engie Group and member of the Executive Committee responsible for the Brazil, Middle East, South and Central Asia and Turkey; North, South and Eastern Europe; and General Europe Business Units from May 2016 until May 2019. Mr. Almirante was also responsible for the Group Corporate Societal and Environmental Responsibility Department of Engie Group until May 2019. From January 2016 to April 2018, Mr. Almirante was the Chief Executive Officer of Generation Europe for the Engie

Group. Mr. Almirante started working in 1991 for EDP in Portugal moving to National Power in the UK in 1996. As of 2000, he became Director of various companies in Portugal and Spain and from 2005 to 2013 he was the International Power Regional Director for Iberia. In 2011, Mr. Almirante was also appointed Chief Operating Officer for GDF Suez Latin America based in Brazil and from 2013 to 2015 he was President of Energy Europe Portugal and Chief Executive Officer of TrustEnergy. Mr. Almirante holds an MSc in Mechanical Engineering from IST – Technical University of Lisbon, a Diploma in Management Studies from the Catholic University of Lisbon and undertook the Global Leadership Development Program at London Business School. Mr. Almirante was a member of the Advisory Committee of the Portuguese Energy Regulator and the Vice-President of the Portuguese Association of Electricity Industry. Mr. Almirante was nominated to serve on our Board because of his extensive expertise in the energy industry, particularly in international markets.
Ron P. Corio founded Array Technologies in 1989. Mr. Corio served as Chief Executive Officer and Chief Technical Officer of the Company from January 1989 to June 2018. Mr. Corio is also the inventor of 13 patents. Mr. Corio was nominated to serve on our Board because of his extensive solar energy experience, technical expertise and long history with the Company.
Jayanthi (Jay) Iyengar currently serves as Executive Vice President and Chief Technology and Strategic Sourcing Officer for the Oshkosh Corporation, a position she has held since January 2022. Ms. Iyengar has over 30 years of international technology experience in the automotive, aerospace and advanced water technology fields, much of which she gained through roles of increasing importance with Fiat Chrysler Automobiles, Eaton Aerospace and Xylem Inc. After starting her career in product development for Delphi/General Motors in 1988, Ms. Iyengar joined Chrysler in 1997 as a Powertrain Systems Engineer. This was followed by a series of roles of increasing importance in its powertrain division, and in 2005 she was named Senior Manager and Chief Engineer of Fiat Chrysler Automobiles’ (“FCA”) Hybrid Development Center. From 2009 to 2012 Ms. Iyengar served as Global Director, Electrified Powertrains for FCA. In 2012 she joined Eaton Aerospace as Group Vice President Engineering and Technology, and from June 2015 to November 2019 she was the Senior Vice President, Chief Innovation and Technology Officer of Xylem Inc., a leading water technology company. Jay Iyengar holds a bachelor’s degree in Mechanical Engineering from Mysore University, Karnataka, India, a master’s degree MTech in Mechanical Engineering from the Indian Institute of Technology, Mumbai, India, as well as a Master of Science in Mechanical Engineering from Wayne State University, Michigan, USA. She has also served on the board of the Institute of Electrical & Electronics Engineers (“IEEE”) Vehicular Technology Society and is a current board member of Engineering Tomorrow, a non-profit focused on promoting STEM education for underprivileged minority high school students. Ms. Iyengar was nominated to serve on our Board because of her expertise in the areas of technology and engineering.
CURRENT DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING
Troy Alstead is the founder of Ocean5 and Table 47, concepts opened in 2017 for dining, entertainment and events. In February 2016, Mr. Alstead retired from Starbucks Corporation, an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. Mr. Alstead served as Chief Operating Officer beginning in 2014. From 2008 to 2014, Mr. Alstead served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, Mr. Alstead served as Group President from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co., Harley-Davidson, Inc., and OYO Global, and he serves on the advisory council of EarthLab, an initiative of the College of the Environment at the University of Washington. Mr. Alstead earned a B.A. in business administration from the University of Washington. Because of his expertise in the areas of finance and operations, Mr. Alstead is well qualified to serve on our Board.
Orlando D. Ashford has served as Executive Chairman of Azamara Cruises since March 2021. Prior to joining Azamara, Mr. Ashford served as President of the Holland America Line Inc. at Carnival plc from December 2014 until June 2020. Mr. Ashford oversaw Holland America Line’s sales and marketing, revenue management deployment and itinerary planning, public relations, hotel operations and strategy. Between 2012 and 2014, Mr. Ashford was the President of the Talent business segment at Mercer LLC and Mercer Inc., a global consulting leader and subsidiary of Marsh & McLennan Companies. From 2008 to 2012, Mr. Ashford was

the Senior Vice President, Chief Human Resources and Communications Officer for Marsh & McLennan Companies, Inc. Prior to joining Marsh & McLennan Companies, Inc. in 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and as Vice President of Global Human Resources Strategy and Organizational Development for Motorola, Inc. Mr. Ashford has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford serves on the board of directors for the Perrigo Company plc, ITT Inc., Hershey Entertainment & Resorts Company, the Virginia Mason Medical Center, the Seattle chapter of the Positive Coaching Alliance and Year Up. Mr. Ashford has been honored as a Purdue University School of Technology Distinguished Alumnus and received the Seattle Business Magazine 2019 Executive Excellence Award. Mr. Ashford earned a Bachelor of Science degree and Master of Science degree in Organizational Leadership and Industrial Technology from Purdue University. Because of his extensive experience serving on public company boards and his experience in addressing talent, culture and human capital issues at the executive level, Mr. Ashford is well qualified to serve on our Board.
Brad Forth spent his entire career in the energy industry. Mr. Forth served as a senior advisor to Oaktree’s GFI Energy Group until March 2021, where he helped the team anticipate growth opportunities in the power, utility and energy sectors, and invest its capital in leading companies, helping management teams to accelerate the growth of their businesses. Mr. Forth was a Managing Director at Oaktree from 2009 to 2016 and a partner at GFI Energy Group from 2006 to 2009. Mr. Forth Mr. Forth began his career as a design engineer at Power Measurement, Inc. in 1988, where he was responsible for pioneering research in the field of digital power metering and energy management systems. Mr. Forth remained at Power Measurement in various capacities for 18 years, the last nine as its Chief Executive Officer from 1996 to 2005Mr. Forth was a former board member of Xantrex Technology, The Kirlin Group and OpTerra Energy Group, and a former board chair of GT Solar Incorporated, Turbine Generator Maintenance, Cannon Technologies, GoodCents and TenK Solar. Since June 2017, Mr. Forth has been a board member of Shoals Technologies Group Inc., a privately held manufacturing company. Mr. Forth received a Bachelor of Electrical Engineering degree from the University of Victoria in Canada. Mr. Forth was winner of the 2002 Ernst and Young award for “Pacific Entrepreneur of the Year – Technology and Communications” and has been a member of Young Presidents’ Organization since 1998. Because of his expertise in the energy industry, Mr. Forth is well qualified to serve on our Board.
Jim Fusaro has been our Chief Executive Officer since June 2018. Mr. Fusaro first began his career in aerospace in 1985. Prior to joining the Company, Mr. Fusaro served as a senior executive for multinational corporations including, Amkor Technology, Honeywell Aerospace, and Honeywell Performance Materials and Technologies, and Avnet. Prior to joining the Company, Mr. Fusaro served as Senior Vice President, IoT and Global Design Solutions of Avnet between June 2017 and June 2018. From June 2011 and June 2016, Mr. Fusaro held a number of leadership positions at Honeywell Aerospace, including Vice President & General Manager of Mechanical Subsystems and Vice President of Honeywell Operating System. From June 2016 and June 2017, Mr. Fusaro served as President of Honeywell Performance Materials, Advanced Materials. Mr. Fusaro holds a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Mechanical Engineering from Arizona State University, additionally he is a certified Six Sigma Black Belt. Mr. Fusaro has authored over 60 technical publications and holds a number of US Patents. Because of his extensive senior leadership experience and comprehensive knowledge of our business and perspective of our day-to-day operations, Mr. Fusaro is well qualified to serve on our Board. Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
Bilal Khan is a Senior Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in 2009, Mr. Khan has been involved in the execution of several Blackstone investments, including various Sithe Global investments, Fisterra Energy, Transmission Developers, Aypa Power, Onyx Renewables, Therma and Array Technologies. Before joining Blackstone, Mr. Khan was an Associate at GTCR Golder Rauner, where he was involved with the analysis and execution of private equity investments in a wide range of industries. Prior to that, Mr. Khan worked in the Mergers and Acquisitions department at Lazard Frères focused on Power & Utilities clients. Mr. Khan received a B.S. in Applied Economics from Cornell University, where he graduated magna cum laude. He also received an M.B.A from the Wharton School of the University of Pennsylvania and an M.A. in International Studies from the University of Pennsylvania. Mr. Khan serves as a Director of Fisterra Energy, Transmission Developers, Aypa Power, Therma and Array Technologies. Because of his experience in the energy industry, Mr. Khan is well qualified to serve on our Board.

Gerrard Schmid has more than 20 years of leadership experience in banking, payments, and financial technology. Most recently, Mr. Schmid served as president and chief executive officer of Diebold Nixdorf Inc. from February 2018 to March 2022. Diebold Nixdorf is a multinational company that produces, installs and services hardware and software systems for the banking, retail and electric vehicle infrastructure sectors. These systems include banking transaction systems, point-of-sale terminals and payment platforms. He was previously Chief Executive Officer of D+H Corporation (a global fintech company based in Canada), from 2012-2017 and was Chief Operating Officer from 2009-2012. In addition, Mr. Schmid was President and Chief Executive Officer of D+H’s Filogix business unit (a mortgage and real estate technology service provider) from 2007-2009. Prior to that, he held senior executive roles in banking in the UK and Canada and spent several years at McKinsey & Company (a global management consulting firm), focused on financial services and technology. Mr. Schmid is currently a member of the board of directors of Dimensions Health (a private registered investment company) and ISACA (an international professional association focused on IT governance, and cybersecurity certification and training). Because of his experience as a chief executive officer and his extensive global experience, Mr. Schmid was nominated to serve on our board of directors.
Environmental, Social and Governance
As a utility-scale solar company, ESG is a part of who we are as a company. Array believes that sustainability is the essence of our business, driving us to create products that enable the transition to a low-carbon, renewable energy future. In our own facilities, we are engaged in ongoing efforts to manage and reduce greenhouse gas (GHG) emissions and other environmental impacts from our operations, and we are in the process of implementing an ISO 14001 environmental management system to better track, measure and monitor those impacts.
Array recognizes that our people are our most critical resource, and we value them not only as employees but also as human beings with vital roles in their families and communities. By embracing diversity and inclusion, we are expanding the definition of success and creating a space where each of us work together to fuel opportunities for our people, our company, and our customers, suppliers and communities. Our multi-year plan aims to create meaningful and measurable progress to advance diversity, equity and inclusion across Array’s organization.
As we continue on our path to global growth, we rely on the success of our recruitment efforts to attract and retain technically-skilled people who can support our ongoing innovation and expansion. We drive high levels of performance and improvement by prioritizing training and development to ensure our team members are equipped with the knowledge, skills and tools to succeed. We motivate and develop our employees by providing them with opportunities for advancement, specifically around our investments in on-site training, development and leadership programs.
We are committed to diversity and inclusion at all levels of the organization because we believe that diversity leads to better outcomes for our business and for our customers. We have worked to reflect gender and ethnic diversity and inclusion on our Board, and diversity in gender and ethnicity is well-established within our workforce. As of December 31, 2021, approximately 29% of our employees were women and approximately 62% of our employees (who self-identified as particular a race or ethnicity) are racially or ethnically diverse.
Array is committed to safeguarding our employees through training, provision of appropriate work surroundings and application of health and safety procedures. We subscribe to the principle that all accidents are preventable through the proper implementation of these policies and programs, supported by employees reporting any unsafe work practices or safety hazards they encounter on the job. It minimizes human harm, creates better working conditions for everyone, deepens customers’ regard for our Company and increases productivity. That is why Array complies with all applicable safety and health regulations and requires our employees to do the same.
Board Diversity
We seek to have a Board that represents diversity, equity and inclusion as to experience, gender, race and ethnicity, but we do not have a formal policy with respect to diversity. We also seek to have a Board that reflects a range of talents, ages, skills, character and expertise, particularly in the areas of leadership, operations, risk management, accounting and finance, strategic planning and the areas most important to us and our corporate mission, sufficient to provide sound and prudent guidance with respect to our operations and interests.

Board Diversity Matrix (as of April 8, 2022)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—
Director Independence
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors and in making independence determinations, the Board will observe all applicable requirements, including the applicable corporate governance listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships, and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by Nasdaq rules.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, and including family relationships, our Board has determined that all eight of the current non-management directors of the Company (Messrs. Almirante, Alstead, Ashford, Corio, Forth, Khan, Schmid and Ms. Iyengar) qualify as “independent” under the corporate governance rules of Nasdaq, that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of the Compensation Committee qualifies as “independent” under Rule 10C-1 of the Exchange Act. Our Board has not established separate independence requirements beyond those of Nasdaq, the Exchange Act or the Internal Revenue Code of 1986 (the “Code”).
Board Meetings and Attendance
The Board held 13 meetings during the year ended December 31, 2021. Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board and the committees of the Board on which he or she served during the year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).
The non-employee directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2021.
The Board has adopted a policy requiring that members of the Board make every effort to attend our annual stockholder meetings. The 2021 Annual Meeting was attended by all eight of the directors then serving on the Board.
Board Leadership Structure
Our current Board leadership structure separates the positions of Chief Executive Officer and Chairman of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chair is primarily focused on matters pertaining to corporate governance, including management oversight, and strategic guidance. While the Board believes that this is the most appropriate structure at this time, the Nominating and Corporate Governance Committee evaluates the Board leadership structure from time to time and may recommend alterations of this structure in the future.
The Board’s Role in Risk Oversight
The Board plays an important role in risk oversight at Array through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that Array faces; (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions; (3) the direct oversight of specific areas of Array’s business by the Audit, Compensation and Nominating and Corporate Governance Committees; and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting Array to the attention of the Board.
Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Array’s independent registered public accounting firm, Array’s system of internal controls, its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses Array’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting, internal accounting controls, auditing and compliance matters.
Because of the role of the Board and the Audit Committee in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Array’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.
BOARD COMMITTEES
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees is described more fully below. Each committee operates pursuant to a written charter, reviews and assesses the adequacy of its charter periodically and submits its charter to the Board for approval. The charters for each committee are all available on our investor relations website ir.arraytechinc.com under the “Governance Highlights” section found under the “Corporate Governance” tab.
The following table describes which directors currently serve on each of the committees.
Name	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Paulo Almirante(1)			X
Troy Alstead	X		X(2)
Orlando D. Ashford		X(2)
Ron Corio(1)
Brad Forth
Jim Fusaro(3)
Jayanthi Iyengar(1)	X	X
Bilal Khan
Gerrard Schmid	X(2)		X
(1)	Nominated for re-election at the 2022 annual meeting of stockholders. See Proposal 1.
(2)	Chair of the committee.
(3)	On April 5, 2022, the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.

Audit Committee
Our Audit Committee is composed of Troy Alstead, Paulo Almirante and Gerrard Schmid, with Mr. Alstead serving as Chair of the committee. The composition of our Audit Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq. Our Board has determined that Troy Alstead is an “audit committee financial expert” as defined by applicable federal securities laws and regulations and has the requisite financial sophistication as defined under the applicable Nasdaq rules.
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from us; (3) reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements; and (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters.
During the year ended December 31, 2021, the Audit Committee met nine times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Gerrard Schmid, Troy Alstead and Jayanthi Iyengar, with Mr. Schmid serving as Chair of the committee. The composition of our Nominating and Corporate Governance Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq.
The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the board’s duties and responsibilities properly and efficiently; (3) developing and recommending to our Board a set of corporate governance guidelines and principles; and (4) reviewing and approving related person transactions.
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee takes into account each candidate’s ability, judgment and experience and the overall diversity and composition of our Board. We also value experience on other public company boards of directors and board committees.
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
During the year ended December 31, 2021, the Nominating and Corporate Governance Committee met five times.
Compensation Committee
Our Compensation Committee is composed of Orlando D. Ashford and Jayanthi Iyengar, with Mr. Ashford serving as Chair of the committee. The composition of our Compensation Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq. Each member of the compensation committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
The Compensation Committee is responsible for, among other matters: (1) reviewing officer and executive compensation goals, policies, plans and programs; (2) reviewing and approving or recommending to our Board or the independent directors, as applicable, the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our officers and other key executives; and (4) appointing and overseeing any compensation consultants. In addition, the Compensation Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as it deems appropriate, so long as any such committee is comprised entirely of independent directors and has a written charter.
During the year ended December 31, 2021, the Compensation Committee met nine times.
Compensation Consultant
The Compensation Committee has engaged Pay Governance, as its independent compensation consultant. Pay Governance provides analysis and recommendations to the Compensation Committee regarding:
•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices of our peer group;
•	compensation programs for our executive officers, directors and employees; and
•	stock utilization and related metrics.
When requested, Pay Governance consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. Pay Governance reports to the Compensation Committee and not to management, although Pay Governance meets with management for purposes of gathering information for its analyses and recommendations.
In determining to engage Pay Governance, the Compensation Committee considered the relevant independence factors under Nasdaq rules. For the year ending December 31, 2021, aggregate fees for Pay Governance’s consulting services provided to the Compensation Committee were approximately $180,644. All of Pay Governance’s services in 2021 pertained to executive compensation consulting services to the Compensation Committee. Pay Governance did not provide any direct services to management.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time during the prior fiscal year been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Code of Business Conduct and Ethics
We adopted, effective upon the consummation of our initial public offering (“IPO”), a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the code is available on our website at ir.arraytechinc.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct and Ethics required under Form 8-K by posting such information on our website.
Policy Against Hedging of Stock
Our insider trading policy prohibits our directors, officers and employees from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.

Board and Committee Annual Performance Reviews
Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board. In addition, the written charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the Board on its findings.

EXECUTIVE OFFICERS
Below is a list of the names, ages as of March 31, 2022 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.
Name	Age	Position(s) Held
Jim Fusaro	59	Chief Executive Officer, Director
Nipul Patel	51	Chief Financial Officer
Tyson Hottinger	41	Chief Legal Officer
Kenneth Stacherski	51	Chief Operations Officer
Travis Rose	48	Chief Operations Officer
Erica Brinker	44	Chief Commercial Officer
Jennifer Cheraso	54	Chief Human Resources Officer
Thierry Marin-Martinod	60	Chief Technology Officer
EXECUTIVE OFFICER BIOGRAPHIES
Jim Fusaro’s biography is included under “Director Biographies” above.
Nipul Patel joined the Company as Chief Financial Officer in April 2019. Prior to joining the Company, Mr. Patel served as Vice President Global Finance—Financial Planning and Analysis of Avnet between 2013 and 2018, as Director of Finance, Marketing and Product Management of Honeywell International between 2007 and 2013, and as Vice President Finance, FP&A and Solutions of Benchmark Electronics between 2018 and 2019. Mr. Patel is a Certified Public Accountant, holds a Bachelor of Science degree in accountancy from Miami University, and earned an M.B.A. from Case Western Reserve University.
Tyson Hottinger joined the Company in June 2021 as Chief Legal Officer from Maschoff Brennan, where he represented technology and manufacturing companies while serving as a member of the executive management committee, as well as deputy general counsel and a managing shareholder since 2011. Throughout his career, Mr. Hottinger has served as a trusted strategist for clients ranging from startups to large, established companies with experience driving strategic initiatives, identifying growth opportunities, and managing international legal strategies. Mr. Hottinger holds a bachelor’s degree in finance from the University of Utah and a J.D. from the University of Utah’s S.J. Quinney College of Law.
Ken Stacherski joined the Company in May 2021 and was appointed as Chief Operations Officer in October 2021. Mr. Stacherski leads Array’s global integrated supply chain strategy including procurement, manufacturing operations, logistics, planning, quality and business systems. Mr. Stacherski is an accomplished global supply chain leader with over three decades of experience developing and leading world-class operations. He joined Array from Honeywell’s aerospace division, where he most recently served as Vice President of Integrated Supply Chain. There, Mr. Stacherski was responsible for managing all aspects of the aerospace division’s global operations, including manufacturing, quality, planning, sourcing, and environmental safety. Prior to joining Honeywell in 2011, Mr. Stacherski was President & Chief Operating Officer of Composite Technologies, where the Dayton Business Journal recognized him as a “Top 40 Under 40” business leader. He began his career with U.S. Manufacturing Corporation before spending 13 years with Ford Motor Company, where he held plant leadership roles of increasing responsibility, culminating in management of full plant operations. Mr. Stacherski holds a bachelor’s degree from GMI Engineering and Management Institute and a master’s degree in engineering management from Wayne State University.
Travis Rose joined the Company in April 2017 as Vice President of Sales for North America before being appointed to his current role as Chief Revenue Officer in January 2022. Mr. Rose is responsible for sales as well as global applications engineering. Mr. Rose brings 25 years of sales and commercial experience. Prior to joining Array, Mr. Rose led sales for SMA America, a global market leader in solar inverters. He has also held various leadership roles within the solar industry. Mr. Rose holds a bachelor’s degree in business administration from the University of Texas and an M.B.A. from Colorado State University.
Erica Brinker joined the Company in May 2021 as Chief Marketing Officer before being appointed to her current role as Chief Commercial Officer. With over 20 years of diverse marketing, brand management, corporate communications and business development experience, Ms. Brinker joins Array from Honeywell International, where she served most recently as Chief Marketing Officer, Vice President Marketing & Sales Excellence.

Ms. Brinker also led business development for the Services, Software and Connectivity business of Honeywell Aerospace. Prior to joining Honeywell in 2011, Brinker held various leadership roles within software, technology, industrial, healthcare, aerospace, retail and hospitality companies with brands including Polo Ralph Lauren, Tiffany & Company and Kate Spade. Ms. Brinker holds a bachelor’s degree from Pennsylvania State University and an M.B.A. from the Thunderbird School of Global Management at Arizona State University.
Jennifer Cheraso has been our Chief Human Resources Officer since February 2019. Ms. Cheraso is responsible for Array’s Human Resources department. Ms. Cheraso has over 20 years of human resources experience and has held a variety of human resources leadership positions within our Company. Prior to joining the Company, Ms. Cheraso was the founder of JKC Consulting, LLC, between 2018 and February 2019, which provided a wide array of professional services focused on improving organizational performance and engagement. Ms. Cheraso held a number of leadership positions in Honeywell, serving as Vice President, Staffing and Talent Management at Honeywell’s Home & Buildings Technologies between 2015 and 2017. Between 2013 and 2014, Ms. Cheraso was Senior Director – Organizational Development and Learning of Honeywell Aerospace. Ms. Cheraso earned her Bachelor’s degree in Business and General Management from Purdue University’s Krannert School of Management as well as her Master’s degree in Business Administration and in Human Resources from Purdue University’s Krannert Graduate School of Management. Ms. Cheraso holds an OD Certification from the NTL Institute, is a Certified Professional Coach and SPHR certified.
Thierry Marin-Martinod joined the Company in December 2021 as Chief Technology Officer, in which role he is responsible for leading the design and development of products and overseeing Array’s R&T programs. Prior to joining Array, Mr. Marin-Martinod spent ten years at TE Connectivity, a global developer of connectivity and sensor solutions, most recently serving as the CTO and Vice President of Engineering & Business Development for the Aerospace Defense & Marine Business Unit. In this role he drove engineering growth strategy, including developing a technology roadmap, establishing an active pipeline of new business and M&A opportunities, and securing product patents. Mr. Marin-Martinod also previously served as Vice President of Engineering & Marketing at Deutsch, a provider of high-performance connectivity solutions for harsh environment applications, and spent 16 years at Safran Group, most recently as Technical Director where he spearheaded innovation for power plant systems of new Airbus and Boeing aircraft and developed an electrical anti-ice system. Mr. Marin-Martinod holds a degree in aerospace engineering from Ecole Supérieure des Techniques Aéronautiques et de Construction Automobile in Paris, France.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, “Named Executive Officers” or “NEOs” refers to the following executive officers:
Named Executive Officer	Title
James Fusaro(1)	Chief Executive Officer
Nipul Patel	Chief Financial Officer
Jeffery Krantz(2)	Chief Commercial Officer
Tyson Hottinger(3)	Chief Legal Officer
Ken Stacherski(4)	Chief Operations Officer
(1)
On April 5, 2022, the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022, and that Mr. Hostetler will succeed Mr. Fusaro as Chief Executive Officer, effective April 18, 2022. See the section entitled “Potential Payments Upon Termination or Change of Control” for a description of Mr. Fusaro’s severance entitlements, and see the section entitled “Mr. Hostetler Offer Letter” for a description of Mr. Hostetler's offer letter..

(2)	Mr. Krantz terminated employment with the Company on January 11, 2022.
(3)	Mr. Hottinger joined the Company as Chief Legal Officer effective June 7, 2021.
(4)	Mr. Stacherski joined the Company on July 12, 2021 and was appointed Chief Operations Officer effective October 22, 2021.
Advisory Stockholder Vote on Say-On-Pay
Under rules adopted by the SEC which permit companies to delay their initial advisory say-on-pay vote on executive compensation until the third year following their initial public offering, we will hold our first say-on-pay vote at our next annual meeting of stockholders in 2023 and plan to hold such a vote on an annual basis thereafter, after taking into account feedback from our shareholders on the advisory say-on-frequency vote included in this proxy statement.
Array first became public in October 2020, and we have made and are continuing to make significant changes to our executive compensation program to reflect our transition from a private company to publicly-traded corporation. Our Board believes that holding the say-on-pay vote at next year’s annual meeting of stockholders will enable our stockholders to provide more meaningful feedback regarding the development of our compensatory programs and practices and the effectiveness of our executive compensation program and related business outcomes of our Company.
Best Compensation Practices and Policies
Our executive compensation program reflects our commitment to best practices in compensation governance, and alignment of pay with Company performance, all while allowing us to attract and retain highly qualified executives. Our program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our stockholders by delivering superior operational and financial performance.
We believe our executive compensation program includes features that effectively align the interests of our executives with those of our stockholders and does not include features that may result in misalignment. Important features of our executive compensation programs and practices are provided in the following table:
What We Do	What We Don’t Do
We do conduct an annual review of our compensation strategy, including a risk assessment of our executive compensation practices	We don’t allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than compensatory options issued by us)

We do maintain a compensation philosophy that generally targets total direct compensation for our NEOs within a competitive market range of the market 50th percentile	We don’t allow our executives or directors to pledge Company shares

We do maintain clawback provisions for our short- and long-term incentive awards that allow for the	We don’t provide for change-of-control tax gross-ups in our change of control agreements

What We Do	What We Don’t Do
forfeiture or recovery of stock or bonuses paid or payable in the event of a restatement of financial results due to misconduct or miscalculation of performance results for incentive payouts	We don’t provide for liberal share counting in our Long-Term Incentive Plan

We do base short-term and long-term incentive awards primarily on quantitative metrics, including a mix of absolute and relative metrics	We don’t allow repricing of underwater stock options without stockholder approval

We do maintain compensation plans designed to align our executive compensation program with long-term stockholder interests, including maintaining robust stock ownership guidelines for our executives and our Board
We don’t provide any significant perquisites to our NEOs

We do retain an independent compensation consultant that does not perform any services for management (retained by and reporting to our Compensation Committee)
The Role of Our Compensation Committee
Our executive compensation program is administered by our Compensation Committee. All of the members of our Compensation Committee are independent as required by Nasdaq and are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee currently consists of two members: Orlando D. Ashford (Chair) and Jayanthi Iyengar. Our Compensation Committee’s responsibilities include, among other things, the following:
•
reviewing and approving Company goals and objectives relevant to our President and Chief Executive Officer’s compensation, evaluating our President and Chief Executive Officer's performance in light of those goals and objectives, and approving the President and Chief Executive Officer’s compensation level based on this evaluation;

•	determining and approving the compensation of all executive officers, including our Named Executive Officers;
•	reviewing and making recommendations to the Board regarding the adoption and amendment of incentive compensation and equity-based plans;
•
administering the Company’s incentive compensation and equity-based plans, including designation of employees to whom awards will be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award or grant;

•	reviewing and approving the Company’s non-equity based benefit plans;
•	reviewing and discussing with management the Company’s compensation policies and practices in order to produce our Compensation Committee report included in this proxy statement;
•	determining stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•
reviewing and recommending to the Board for approval the frequency with which the Company will conduct an advisory stockholder vote on executive compensation required by Section 14A of the Exchange Act;

•	reviewing annually all director compensation and benefits for service on the Board and committees of the Board and recommending any changes to the Board as necessary; and

•
performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated in our Compensation Committee’s charter or set forth in resolutions of our Board.

The Role of Management
Although the Compensation Committee has the responsibility to approve compensation for our NEOs, management also plays a role in the executive compensation process. Specifically, our Chief Executive Officer is involved in the design and implementation of our executive compensation program as it applies to his direct reports. He is typically present at Compensation Committee meetings, except that he is not present when the Compensation Committee deliberates or votes on his compensation arrangements in executive session. Our Chief Executive Officer reviews the individual performance of each executive officer annually and makes recommendations to our Compensation Committee regarding their compensation arrangements.
The Role of the Compensation Consultant
Our Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation consultants, outside legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The Compensation Committee retained Pay Governance to serve as its independent compensation consultant for fiscal year 2021. Pay Governance provides analysis and recommendations to the Compensation Committee regarding: (i) trends and emerging topics with respect to executive compensation; (ii) peer group selection for executive compensation benchmarking; (iii) compensation practices of our peer group, (iv) compensation programs for our executive officers, non-employee directors, and employees; and (v) stock utilization and related metrics. The Compensation Committee has the sole authority to modify or approve Pay Governance’s compensation, determine the nature and scope of its services, evaluate its performance, terminate its engagement, and hire a replacement or additional consultant at any time. No other consulting firm made recommendations to the Compensation Committee or management on the peer group composition or on the form, amount or design of executive compensation in fiscal year 2021.
Pay Governance consultants regularly attend meetings of the Compensation Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. In 2021, Pay Governance attended all regularly-scheduled and special meetings of the Compensation Committee. Pay Governance reports to the Compensation Committee and not to management, although Pay Governance meets with management for purposes of gathering information for its analyses and recommendations. The Compensation Committee reviewed the independence of Pay Governance and concluded that it is independent and that its work for the Compensation Committee does not raise any conflicts of interest.
Compensation Philosophy and Objectives
Our executive compensation program seeks to attract, retain and motivate a high-performance executive management team in alignment with the following principles:
•	attractiveness as an employer is a function of all total rewards elements;
•	target compensation should be aligned at least with the market median against our peer group (discussed below);
•
performance-based incentives will be a mixture of cash and equity incentives, and incentive metrics will include a combination of absolute and relative goals that represent key performance indicators for our Company;

•	alignment of our executive’s interests with those of our stockholders; and
•	consciousness of costs and the importance of return on investment in our total rewards programs;
Periodically, our Compensation Committee reviews the objectives and components of our executive compensation program to ensure they are appropriate and achieve their intended purpose, while allowing us to keep compensation costs manageable. To establish compensation parameters for our executive officers, including our Named Executive Officers, our Compensation Committee evaluated the information provided by our compensation consultant relative to a compensation peer group (discussed below), including each element of compensation separately and the target total direct compensation (the combined value of annual base salary, target annual incentives and long-term incentive grants (at target, with respect to performance-based awards)) for each executive officer. It is our belief that while the market 50th percentile generally represents a desirable benchmark for each of the components of our compensation program at target, with respect to annual incentives and long-term incentives, an individual component as well as the combined value represented by total direct compensation may exceed the market 50th percentile, in the event of strong Company or individual performance. From the data and analysis provided by our compensation consultant, our Compensation Committee concluded that, for fiscal year 2021, overall base salaries, target annual incentives, and the value of long-term incentives for our Named Executive Officers are aligned between the market 50th percentile and market 75th percentile of our compensation peer group. Due to the performance-based structure of the target compensation opportunity provided to our Named Executive Officers, the actual value of compensation delivered to our executives may be higher or lower than target based on Company and individual performance. Our Compensation Committee determined that our process for determining executive compensation is aligned with stockholder interests with a percentage of executive pay being at risk and contingent on Company performance.
Considerations
In making compensation determinations relative to our executive officers, our Compensation Committee takes into account the following important considerations:
Company Results
We believe that the compensation provided to our executive officers should be closely related to the Company’s overall results as measured against goals approved by our Board each year. Our Compensation Committee evaluates each individual executive officer’s overall contribution to the Company’s ongoing and long-term performance and approves performance targets, which include operational and financial measures. The Committee also establishes incentive compensation targets for each individual executive officer, expressed as a percentage of annual base salary. Compensation targets are correlated with competitive market data and provide for differentiation in job responsibilities.
Individual Performance
At the beginning of fiscal year 2021, our Compensation Committee considered individual performance objectives for each executive officer based upon the responsibilities assigned to each executive. These objectives included both objective factors such as the executive’s role in achieving the goals and metrics considered in the formula-based portion of the bonus discussed below, as well as subjective factors such as overall corporate results, service and operational excellence, creating a culture of problem solving and employee retention.
Competitive Benchmarking
Our Compensation Committee considers competitive industry data in making executive pay determinations and utilizes an executive compensation benchmarking peer group of companies (“compensation peer group”) comprised of companies our Compensation Committee considers to be appropriate for benchmarking compensation. For the fiscal year ended December 31, 2021, the compensation peer group included fifteen companies:
•	Enphase Energy, Inc.;
•	Generac Holdings Inc.;
•	Trimble Inc.;
•	Sunrun Inc.;
•	First Solar, Inc.;
•	Littelfuse, Inc.;
•	Power Integrations, Inc.;
•	The Timken Company;
•	Novanta Inc.;
•	SunPower Corporation;

•	Franklin Electric Co., Inc.;
•	SolarWinds Corporation;
•	Gibraltar Industries, Inc.;
•	ESCO Technologies Inc.; and
•	Lindsay Corporation.
For fiscal year 2022, the compensation peer group was reviewed and evaluated by the Compensation Committee with the input of Pay Governance. Based on an analysis by Pay Governance, the Compensation Committee added three companies to our peer group. The three additions represent peer companies that are similar in size to Array:
•	SolarEdge Technologies, Inc.;
•	Shoals Technologies Group, Inc.; and
•	FTC Solar, Inc.
The Compensation Committee will review and refine the compensation peer group periodically to reflect the Company's growth, evolving business model and other relevant factors.
Components of Our Executive Compensation Program
In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package consisting of base salary, annual incentive bonus and long-term incentive stock awards. The Compensation Committee reviews these elements in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. From time to time, our Compensation Committee may vary the composition and structure of the compensation program, the allocation among components and the criteria associated with each component. The incorporation of cash and equity elements is intended to balance the reward associated with short-term performance with the potential for achieving longer term results, as well as to support effective retention. Our Compensation Committee reviews the components of our compensation program together to determine the appropriate mix of compensation, including the level of fixed versus variable compensation and the percentage of compensation that is performance-based. Our Compensation Committee utilized information provided by Pay Governance in analyzing each component and the mix of these components as compared to our compensation peer group. Each one of these elements of compensation serves a particular purpose, as discussed below.
For 2021, our executive compensation program consisted of three components:
•	base salaries;
•	annual incentive bonuses; and
•	long-term stock-based incentive compensation.
In addition, each of our Named Executive Officers is provided with severance protections, including “double trigger” severance in connection with a change in control of the Company

For 2021, the target pay mix for our Chief Executive Officer and for all other Named Executive Officers was predominantly comprised of at-risk compensation, as the overwhelming majority of target pay was in the form of the annual bonus opportunity and long-term stock-based incentive compensation.

Base Salaries
Base salaries compensate our executive officers for services rendered and are set in proportion to the job responsibilities of each individual. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience and the base salaries of similarly situated executives at companies in our compensation peer group. The salaries of our executive officers are generally reviewed following the end of each fiscal year and are eligible for adjustment in recognition of individual performance and to reflect our desired position in the competitive market. We seek to compensate for market movement of salaries in our compensation peer group, utilizing data provided by Pay Governance relative to peer group practices, general industry compensation surveys and competitive trends.
The following are the base salaries for our Named Executive Officers for the 2021 calendar year.
Name	2021 Base Salary
James Fusaro(1)	$650,000
Nipul Patel	$375,000
Jeffery Krantz(2)	$425,000
Tyson Hottinger(3)	$340,000
Ken Stacherski(4)	$340,000
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
(2)	The base salary amount for Mr. Krantz was effective June 8, 2021, increased from $400,000.
(3)	The base salary amount for Mr. Hottinger was effective upon the commencement of his employment with us on June 7, 2021.
(4)	The base salary amount for Mr. Stacherski was effective September 19, 2021.
Other than Mr. Stacherski, who received a salary adjustment related to his transition into the role of Chief Operations Officer, and Mr. Krantz, who received market adjustment, none of our executive officers received any salary increases in 2021.
Changes for 2022. In early 2022, our Compensation Committee conducted its annual review of our executive team’s compensation, including evaluating their performance and reviewing external compensation benchmarking information provided by Pay Governance. Based on its review, our Compensation Committee approved the following base salaries for 2022 for our Named Executive Officers:
Name(1)	2022 Base Salary	% Change
Nipul Patel	$385,000	2.7%
Tyson Hottinger	$350,000	2.9%
Ken Stacherski	$350,000	2.9%
(1)
Mr. Krantz terminated his employment effective January 11, 2022, and the Company announced on April 5, 2022 that Mr. Fusaro’s employment would be terminated April 18, 2022. Neither Mr. Fusaro nor Mr. Krantz received any salary increases for 2022.

Annual Incentive Bonuses
We maintain a leadership incentive plan (the “LIP”) under which our Named Executive Officers are eligible to receive an annual incentive bonus based on financial, operational, and individual achievements during the prior fiscal year intended to support the Company’s approved goals and metrics, encouraging further individual contributions to stockholder value.
The graphic below illustrates how the bonus is calculated in the fiscal year 2021 LIP design, including the weighting of the corporate metrics.
Fiscal Year 2021 Plan Design

Annual incentive bonuses under the LIP may range from 50% of target (at Threshold performance) to 100% of target (at Target performance) to 200% of target (at Stretch performance). Performance below Threshold results in a payout of 0%. In all cases, payouts are subject to a maximum of 200% of target.
The fiscal year 2021 target annual incentive opportunities were determined by our Compensation Committee as a percentage of annual base salary in the range of competitive target bonus amounts of companies in our compensation peer group. Target annual incentive opportunities are subject to review based on market movement as well as to pro-rata adjustment due to promotions occurring during the fiscal year or other relevant changes in job responsibilities. The following were the target annual incentive opportunities represented as a percentage of annual base salaries for each of the Named Executive Officers:
Name	% of Base Salary
James Fusaro(1)	100%
Nipul Patel	50%
Jeffery Krantz	70%
Tyson Hottinger	50%
Ken Stacherski	50%
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
Our Compensation Committee structured the annual incentive bonus to be formulaic and directly linked to the achievement of Company-wide goals and metrics and individual objectives approved by our Board. The final determinations of the annual incentive bonus are based upon the extent to which results for the fiscal year met, failed to meet, or exceeded our established goals and metrics.
Goals and Metrics
In determining the goals and metrics for fiscal year 2021, the Committee based the metrics on the Company’s budget as approved by our Board. Each metric was associated with a threshold, target and a stretch level of possible achievement. Each performance measure also was assigned a weighting factor to reflect the Company’s goals and priorities as interpreted by our Compensation Committee. In consultation with Pay Governance, our Compensation Committee established for each metric threshold, target, and stretch level of objectives and related levels of payment opportunities. These levels of achievement represent the minimum and maximum payout opportunity for each metric. In the event the threshold performance level is not met for a metric, none of the bonus is earned for that metric. Similarly, achieving the stretch performance level earns the maximum percentage for a metric. In the event that a metric was achieved at a level between defined achievement levels, our Compensation Committee makes a linear interpolation to determine the bonus earned for that metric.
Metric	Weight	Threshold	Target	Stretch
EBITDA	60%	$158.9	$176.9	$194.3
Cash Conversion Cycle (days)	30%	77	67	57
Individual Performance Goals	10%
EBITDA. Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, is a core measure of our profitability that takes into account both top line revenue performance and cost management and represents a key performance metric that our stockholders utilize to measure our performance.
Cash Conversion Cycle. Cash Conversion Cycle, or CCC, measures the efficiency of our capital allocation and represents the number of days it takes for us to convert sales into cash flow, and also represents a key performance metric that our stockholders regularly analyze to assess our performance.
Evaluation of Performance Results
For fiscal year 2021, our Compensation Committee reviewed the Company’s overall results against approved corporate performance targets as follows:
Corporate Performance Portion of the Annual Incentive Bonus
In January 2022, our Compensation Committee completed the evaluation of our results and the weighting of metrics discussed above to ensure that the corporate performance portion of the incentive bonus determinations was appropriate and commensurate with actual performance as it related to such metric. The corporate performance portion of the incentive bonus determinations for fiscal year 2021 for Named Executive Officers was as follows:
Corporate Goals and Metrics		Metric Performance Scale
Metric	Weight	Threshold	Target	Stretch	Final Results	Performance Level Achieved	Performance Level Payout	Weighted Payout
EBITDA	60%	$158.9	$176.9	$194.3	$43.2	Below Threshold	0%	0%
Cash Conversion Cycle (days)	30%	77	67	57	102	Below Threshold	0%	0%
Individual Performance Portion of Annual Incentive Bonus
For each of the executive officers, our Compensation Committee determined the individual performance portion of the annual incentive bonus by assessing the officer’s performance and contributions both against individual goals and objectives established for each officer at the beginning of the year and against other relevant factors not covered directly by the individual goals and objectives.
For fiscal year 2021, the Committee considered the Company’s fiscal year 2021 financial results as compared to fiscal year 2020 financial results and the strategic steps taken by management to position the Company for success, to enhance stockholder value and to ensure continued improvement in financial performance. While our executive management team did attain significant individual performance achievements in 2021, notably securing long-term supply agreements with key steel suppliers, closing on the Blackstone PIPE investment to provide growth capital from a leading alternative investment firm, redesigning our sales contracting process to protect margin in the current inflationary and supply chain-constrained environment, and announcing the STI Norland acquisition to facilitate international growth, our Chief Executive Officer recommended, and our Compensation Committee concurred, that no funding be approved for the 10% allocation of the LIP for our Named Executive Officers in light of the challenging financial year.
Final Bonus Determination
As the Company did not meet threshold-level performance for the financial components of the 2021 LIP, and as our Compensation Committee elected not to fund payouts under the individual performance component of the plan in light of the challenging operating environment in 2021, no payouts were earned under the 2021 LIP. Mr. Stacherski did receive a $75,000 cash bonus for 2021 per the terms of his offer agreement. His offer agreement was negotiated in connection to his commencement of employment in July 2021 prior to his appointment to a senior executive officer in October 2021. None of our executive officers, including none of our Named Executive Officers, have any current agreements in place with future guaranteed bonuses.
Long-Term Stock Incentive Awards
Our Compensation Committee considers stock ownership by management through stock-based compensation arrangements beneficial in aligning management’s and stockholders’ interests. Under the provisions of our 2020 Long-Term Incentive Plan (the “2020 Plan”), our Compensation Committee has the ability to grant stock and stock-based awards, including restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to our employees, including our Named Executive Officers, non-employee directors and consultants.
Our Compensation Committee grants long-term incentive awards to our executive officers, including our Named Executive Officers, in line with competitive market norms based upon each officer’s performance in a fiscal year. These awards are primarily designed to tie a substantial portion of each executive officer’s compensation to longer-term future performance of the Company and to support the compensation philosophy adopted by our Compensation Committee. The grant determinations are made by our Compensation Committee using, as a reference, the relevant competitive market information and recommendations provided to our Compensation Committee by Pay Governance, in order to provide an appropriate level of target total direct compensation compared to compensation of executive officers in our compensation peer group. Our Compensation Committee sets the individual grant values to reflect (a) the level of responsibility and individual contribution of each executive officer and their potential impact on the long-term success of the business, (b) a desire to maintain market-competitive compensation package for each officer, and (c) talent retention considerations, as appropriate.
To determine long-term incentive awards granted in a year, our Compensation Committee first approves a target aggregate grant date fair value to be awarded to each Named Executive Officer. The target aggregate grant date fair value is then allocated among the types of awards granted for such year.
Fiscal Year 2021 Long-Term Incentive Award Grants
In fiscal year 2021, the Compensation Committee approved equity awards to executive officers to incentivize the new leadership team following the IPO, comprised of PSUs (60%) (based on target level of performance) and RSUs (40%).
The Compensation Committee approved long-term incentive awards for fiscal year 2021 to our Named Executive Officers as follows:
Name	Target Aggregate Grant Date Fair Value(2)	Restricted Stock Units(3)	Performance Stock Units(4)
James Fusaro(1)	$3,500,000	$1,400,000	$2,100,000
Nipul Patel	$950,000	$380,000	$570,000
Jeffery Krantz	$975,000	$365,000	$585,000
Tyson Hottinger	$700,000	$280,000	$420,000
Ken Stacherski(5)	$600,000	$600,000	—
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.

(2)
For Messrs. Hottinger and Stacherski, “Target Aggregate Grant Date Fair Value” of their 2021 awards represents their annual stock grants only and excludes one-time sign-on RSU grants they received upon commencement of employment, as described below.

(3)	For fiscal year 2021, the number of RSUs awarded was determined by dividing the target aggregate grant date fair value of the award by our closing stock price on the date of grant
(4)	For fiscal year 2021, the number of PSUs awarded was determined by dividing the target aggregate grant date fair value of the award by our closing stock price on the date of grant.
(5)
As Mr. Stacherski was appointed to Chief Operations Officers effective in the Fourth Quarter of 2021, it was determined to issue his 2021 target annual stock grant wholly in RSUs. Effective 2022, Mr. Stacherski’s annual stock grants will be allocated in accordance with the long-term incentive mix our Compensation Committee approves for our senior executive team for the year.

RSUs
The RSUs granted to our Named Executive Officers in 2021 vest in one-third increments on each of the first three anniversaries of the date of grant, generally subject to the Named Executive Officer’s continued employment through the applicable vesting date.
In 2021, Messrs. Hottinger and Stacherski also received new hire RSU grants to induce them to join the Company and to, in part, mitigate the economic impact with respect to the forfeiture of outstanding awards when they terminated their prior employment. Their new hire RSUs also vest in one-third increments on each of the first three anniversaries of the date of grant, generally subject to their continued employment through the applicable vesting date.
All outstanding and unvested restricted stock units will vest upon a qualifying termination in connection with change in control (as defined in the 2020 Plan) or in the event that the officer’s employment is terminated due to his death or disability.
PSUs
The PSUs granted to our Named Executive Officers in 2021 vest on the third anniversary of the date of grant, subject to the achievement of corporate financial results and relative market performance over the 2021-2023 performance period, and generally subject to the Named Executive Officer’s continued employment through the vesting date. Specifically, the PSUs granted in 2021 vest 50% based on the achievement of 3-year average annual revenue growth and 50% based on the achievement of 3-year cumulative adjusted earnings per share (“EPS”) as follows:
	3-Yr. Avg. Rev. Growth		3-Yr. Cum. Adj. EPS
	Payout %	Goal	Payout %	Goal
Threshold	50%	15.0%	50%	$3.14
Target	100%	16.5%	100%	$3.31
Stretch	200%	18.0%	200%	$3.48
At the end of the performance period, after calculating the degree to which the above performance requirements were achieved, we then will evaluate our total shareholder return (“TSR”) performance relative to the Russell 2000 Index over the 2021-2023 performance period (“RTSR Modifier”). If our TSR is at or above the 75th percentile of the Index, the RTSR Modifier will be 125%, and if our TSR is at or below the 25th percentile of the Index, the RTSR Modifier will be 75%. The RTSR Modifier for TSR performance between the 25th and 75th percentiles will be determined by linear interpolation. In all cases, payouts are capped at 200% of target.
The graphic below illustrates how the number of PSUs earned will be calculated.

Severance Agreements
We provide certain severance benefits to our executive officers, including our Named Executive Officers, in order to attract and retain key talent, and minimize turnover of our executive team. We also believe the provision of these benefits serves the interests of our stockholders by encouraging certain valued employees to remain employed with the Company in the event of a change of control. Our Named Executive Officers’ offer letters have historically provided severance benefits upon a termination by us for any reason other than for “cause” or upon a resignation by the executive for “good reason,” each as defined in the applicable offer letter, subject to the execution and delivery of a fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants.
The letters also provide “double trigger” change of control benefits for our executive officers, designed to be competitive to those provided by companies in our compensation peer group. On December 28, 2021, our Compensation Committee approved an amendment to select severance terms to better align our severance benefits with the prevailing market, determined based on peer group data.
For more information regarding our severance and change of control arrangements, including the changes approved by the Compensation Committee in 2021, see “Potential Payments Upon Termination or Change of Control. Our Compensation Committee believes the provision of such change of control benefits is competitive and appropriate in light of our compensation peer group.
The Compensation Committee takes into account severance benefits, including post-change in control severance benefits, payable to Mr. Fusaro and the other Named Executive Officers, in reviewing overall compensation packages of our Named Executive Officers.
Mr. Hostetler Offer Letter
On April 3, 2022, the Company and Kevin Hostetler entered executed an Employment Offer Letter (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Hostetler will receive (i) an initial annual base salary of $850,000, (ii) an annual incentive bonus at a target level of 125% of his base salary, based on the achievement of the Company’s corporate objectives and Mr. Hostetler’s individual objectives, in each case, as established by the Board or the Compensation Committee, (iii) a one-time sign-on bonus of $1,000,000, payable on Mr. Hostetler’s first regularly scheduled payroll, subject to applicable withholdings and certain time-based repayment requirements in the event Mr. Hostetler’s employment is terminated for cause or Mr. Hostetler resigns without good reason (each as defined below), and (iv) a one-time relocation bonus of $200,000 to assist with certain relocation expenses, payable with Mr. Hostetler’s first regularly scheduled payroll, subject to applicable withholdings and subject to certain time-based repayment requirements in the event Mr. Hostetler’s employment is terminated for cause or Mr. Hostetler resigns without good reason.
Mr. Hostetler will also be eligible to receive an annual grant under the LTIP, in the discretion of the Board or the Compensation Committee. Subject to applicable approvals, Mr. Hostetler will receive an initial equity grant under the LTIP upon the commencement of his employment, with an approximate value of $3,200,000, based on the closing price of the Company’s common stock on the date preceding the announcement of Mr. Hostetler’s appointment (the “Initial Equity Grant”). Sixty percent of the Initial Equity Grant will be in the form of PSUs subject to vesting over a three-year performance period contingent upon the achievement of certain Company performance criteria determined by the Board or the Compensation Committee and set forth in the LTIP, and forty percent of the Initial Equity Grant will be in the form of RSUs vesting in three equal annual installments beginning on the first anniversary of the grant date, in each case subject to Mr. Hostetler’s continued employment through the applicable vesting date.
Under the Offer Letter, Mr. Hostetler would be entitled to severance upon the termination of his employment in certain circumstances pursuant to the Company’s written executive severance and change in control plan (the “Severance Policy”). Pursuant to our Severance Policy, upon a termination of employment without cause, Mr. Hostetler’s resignation with good reason or a termination by mutual agreement that qualifies as an involuntary termination, and subject to Mr. Hostetler’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Hostetler’s compliance with his existing restrictive covenants, Mr. Hostetler is entitled to (i) 150% of the sum of his annual base salary and target bonus opportunity and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 18 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan). In addition, If Mr. Hostetler is terminated in connection with or within 12 months following a change in control of the Company, he is instead entitled to (i) 200% of the sum of his annual base salary and target annual bonus opportunity and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 24 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan). Additionally, upon Mr. Hostetler’s qualifying termination, whether or not in connection with a change in control of the Company, all outstanding RSUs would continue to vest over the severance period as if Mr. Hostetler had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Hostetler was employed by the Company.
Perquisites and Benefits
Named Executive Officers are eligible to participate in the Company’s benefit plans on the same terms as other employees. The Company’s 401(k) Retirement Plan (the “Retirement Plan”) is a safe harbor qualified defined contribution plan which allows employees, including Named Executive Officers, to save for retirement through a tax-advantaged combination of employee and Company contributions. Under the terms of the Retirement Plan, the Company matches up to 100% of the first 3% of eligible compensation contributed by the employee plus 50% of eligible compensation contributed between 3% and 5%. The Company may also make a discretionary profit-sharing contribution to the Retirement Plan, but has not made any such contributions to date.
Stock Ownership Guidelines
Our Stock Ownership Guidelines are designed to assist in aligning the financial interests of the directors and senior employees with our stockholders and to promote sound corporate governance practices. Our Stock Ownership Guidelines apply to non-executive directors who receive compensation for their service on the Board and executive officers. Common stock underlying RSUs and deferred shares or share units held by directors and executive officers is considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines. Common stock underlying unexercised stock options and unearned PSUs held by directors and executive officers is not considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines.
Executive officers and directors subject to this policy are required to achieve a minimum ownership requirement by five years from the later of (i) June 8, 2021 (or, in the case of non-executive directors, as of the 2025 annual meeting of stockholders), or (ii) the date the individual becomes a director or executive officer, as applicable, is promoted to a position that causes the covered individual to be subject to a greater ownership requirement or is otherwise designated as a covered individual. Upon achieving his or her respective minimum ownership requirement, each covered individual must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the covered individual remains subject to this policy.
Each director and covered employee must maintain ownership of shares of common stock with a fair market price equal to a multiple of the director’s base annual retainer or the covered employee’s annual base salary, as follows:
•	for non-executive directors who receive compensation, three times the base annual retainer;
•	for our Chief Executive Officer, six times his or her annual base salary; and
•	for executive officers other than our Chief Executive Officer, three times his or her annual base salary.
The failure by a director or covered employee to meet or to demonstrate sustained progress toward the achievement of the applicable minimum ownership requirement will result in the imposition of a restriction on sales of common stock and a requirement that they retain 50% of the net number of shares acquired upon vesting or settlement of equity awards or exercise of stock options until compliance with the ownership guideline is attained.
Assessment of Risk and Recovery of Compensation
Our Compensation Committee, Audit Committee and Board employ a risk management process conducted periodically to ensure that potential risks that might arise from any of our executive compensation practices and policies do not result in potential adverse impact on the Company, financially or otherwise. Our Compensation

Committee, with the assistance of Pay Governance, has reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:
•	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each executive officer;
•
the performance metrics under our short-term incentive program are distinct and separate from the metrics under our long-term incentive program, thereby ensuring there is no duplicative compensation opportunity for attainment of the same performance metric;

•	the members of our Compensation Committee who approve final bonus recommendations are independent;
•
Executive officers receive the majority of their total direct compensation in the form of long-term incentives with multi-year vesting to align the interests of our executive officers with long term value creation for our stockholders; and

•	Executive officers are subject to robust stock ownership guidelines, further ensuring their long-term wealth is tied to long-term Company performance.
Based on our review, we have determined our compensation programs and practices are not reasonably likely to have a material adverse effect on the Company. In addition, we maintain a Clawback Policy that provides for the forfeiture or recovery of stock or amounts paid or payable to an executive officer in the event the Company or the Committee determines the executive officer has taken unlawful action detrimental to the Company or violated Company policy.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, our Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:
•	Orlando Ashford (Chair)
•	Jayanthi Iyengar
April 8, 2022

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the total annual compensation of Jim Fusaro, our Chief Executive Officer (“CEO”), to the total annual compensation of our median employee. The Company believes that the pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As of December 31, 2021, our last completed fiscal year:
•	We have estimated that the total annual compensation of our median employee (other than our CEO) was $39,836; and
•	The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $4,271,575.
Based on this information, for 2021, the ratio of the total annual compensation for Mr. Fusaro, our CEO, to the total annual compensation of our median employee was 107 to 1.
To determine this ratio, we first prepared a list of all our full-time, part-time and temporary employees as of December 31, 2021, the last day of our fiscal year. To identify the median employee from our employee population, we reviewed the amount of regular wages and overtime pay for of all of our employees for 2021.
Once we identified the median employee, we then determined the total annual compensation for 2021 of that employee using the same rules that apply to reporting compensation for our Named Executive Officers in the 2021 Summary Compensation Table.
The pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies in calculating their own pay ratios.
Summary Executive Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the 2021, 2020, and 2019 fiscal years:
Name	Year	Salary	Bonus(2)	Option Awards(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
James Fusaro(1) (Chief Executive Officer)	2021	$650,000	$0	$0	$3,609,975	$0	$11,600	$4,271,575
	2020	$519,583	$0	$424,000	$1,340,328	$812,500	$11,400	$3,107,811
	2019	$480,000	$0	$2,248,421	$0	$750,000	$25,925	$3,504,346
Nipul Patel (Chief Financial Officer)	2021	$375,000	$0	$0	$979,870	$0	$11,600	$1,366,470
Jeffrey Krantz (Chief Commercial Officer)	2021	$413,462	$0	$0	$1,305,629	$0	$11,600	$1,730,690
	2020	$362,969	$0	$213,506	$522,720	$250,000	$11,400	$1,360,594
	2019	$350,000	$0	$730,737	$0	$220,000	$8,400	$1,309,137
Tyson Hottinger (General Counsel & Chief Legal Officer)	2021	$189,615	$0	$0	$1,268,124	$0	$4,708	$1,462,447
Ken Stacherski (Chief Operations Officer)	2021	$151,154	$75,000	$0	$1,100,001	$0	$5,569	$1,331,724
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
(2)	For Mr. Stacherski, amount represents a sign-on cash bonus awarded for 2021 per the terms of his offer letter.
(3)
Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class B Common Units granted to Messrs. Fusaro and Krantz during the 2020 and 2019 fiscal years. The Class B Common Units represent membership interests in Parent that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Class B Common Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” Please see Note 17 “Equity-Based Compensation” in our consolidated financial statements for the year ending December 31, 2021, included in our Annual Report, for additional details.
(4)
Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB 718, of RSUs and PSUs granted to our Named Executive Officers during the 2021 and 2020 fiscal years (for PSUs, determined based on the probable outcome of the associated performance conditions). Please see Note 17 “Equity-Based Compensation” in our consolidated financial statements for the year ending December 31, 2021, included in our Annual Report, for additional details regarding assumptions underlying the value of these awards. With respect to PSUs granted to Messrs. Fusaro, Patel, Krantz and Hottinger in the 2021 fiscal year, the value shown in the table above reflects the grant date fair value based on the probable outcome of the performance milestones associated with such awards. The grant date fair value of each such award if all applicable performance milestones associated with such awards were achieved in full is $4,419,982 for Mr. Fusaro, $1,199,721 for Mr. Patel, $1,231,260 for Mr. Krantz and $776,267 for Mr. Hottinger.

(5)
Our Named Executive Officers did not receive annual incentive bonuses for the 2021 fiscal year, as discussed above under “Annual Incentive Bonuses.” Amounts in this column for the 2020 fiscal year reflect bonuses paid to Messrs. Fusaro and Krantz with respect to the 2020 fiscal year. For the 2020 fiscal year, 80% of the amount reflected in this column was paid in cash on March 12, 2021 and 20% of the amount reflected in this column was paid in the form of restricted stock unit awards granted on March 12, 2021 that vest ratably over three years.

(6)	For 2021, All Other Compensation was comprised of Company contributions to each Named Executive Officers’ 401(k) account.
Grants of Plan-Based Awards During Fiscal Year 2021
The following table presents information regarding grants of equity-based awards made to our Named Executive Officers during the 2021 fiscal year:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jim Fusaro(1)	—	$325,000	$650,000	$1,300,000
	3/2/2021							36,745	$1,399,985
	3/30/2021				35,947	71,893	143,786		$2,209,991
Nipul Patel	—	$93,750	$187,500	$375,000
	3/2/2021							9,974	$380,009
	3/30/2021				9,757	19,514	39,028		$599,860
Jeff Krantz	—	$148,750	$297,500						$595,000
	3/2/2021							10,236	$389,992
	3/30/2021				10,014	20,027	40,054		$615,630
	6/15/2021(6)							19,481	$300,007
Tyson Hottinger	—	$85,000	$170,000	$340,000
	6/7/2021							18,006	$279,993
	6/7/2021 (7)							38,585	$599,997
	6/7/2021				13,505	27,010	54,020		$388,134
Ken Stacherski	—	$85,000	$170,000	$340,000
	7/15/2021							25,326	$350,005
	7/15/2021(8)							36,179	$499,994
	9/15/2021 (9)							13,797	$250,002
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
(2)
Amounts in these columns represent potential payouts under our annual leadership plan. Payouts for performance below Threshold would be $0. No amount was paid to our Named Executive Officers under this plan for 2021.

(3)
Amounts in these columns represent the potential number of PSUs that may be earned based on company financial performance and relative TSR performance, as described below. We have included additional information about these awards under “Fiscal 2021 Long-Term Incentive Awards” beginning on page 27.

(4)
Amounts in this column represent the number of RSUs awarded to each Named Executive Officer. We have included additional information about these awards under “Fiscal 2021 Long-Term Incentive Awards beginning on page 27.

(5)
The amounts disclosed in this column represent the aggregate grant date fair value of the RSU and PSU awards granted to each Named Executive Officer, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant (and based on the probable outcome of the associated performance conditions, in the case of PSUs). See footnote (4) to the Summary Compensation table for more information.

(6)	For Mr. Krantz, this RSU grant represented a retention award, which was forfeited upon his termination on January 11, 2022.
(7)	For Mr. Hottinger, this RSU grant represented a sign-on award intended to induce him to join the Company and to offset, in part, compensation he forfeited by leaving his prior employer.
(8)	For Mr. Stacherski, this RSU grant represented a sign-on award intended to induce him to join the Company and to offset, in part, compensation he forfeited by leaving his prior employer.
(9)	For Mr. Stacherski, this RSU grant represented a promotional true-up grant related to his appointment as Chief Operations Officer.
Outstanding Equity Awards at Fiscal Year End
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(2)	Market Value of Shares of Units that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of stock That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of stock That Have Not Vested(5)
James Fusaro(1)	10/19/2020	40,616	$637,265
	03/02/2021	36,745	$576,529
	03/12/2021	4,702	$73,774
	03/30/2021			71,893	$564,001
Nipul Patel	10/19/2020	8,237	$129,239
	03/02/2021	9,974	$156,492
	03/12/2021	1,356	$21,276
	03/30/2021			19,514	$153,087
Jeffrey Krantz	10/19/2020	15,840	$248,530
	03/02/2021	10,236	$160,603
	03/12/2021	1,447	$22,703
	03/30/2021			20,027	$157,112
	06/15/2021	19,481	$305,657
Tyson Hottinger	06/07/2021	38,585	$605,399
	06/07/2021	18,006	$282,514
	06/07/2021			27,010	$211,893
Ken Stacherski	07/15/2021	25,326	$397,365
	07/15/2021	36,179	$567,649
	09/15/2021	13,797	$216,475
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
(2)
These RSU awards were made pursuant to our 2020 Long-Term Incentive Plan and vest one-third per year over three years beginning on the first anniversary of the date of grant, generally subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(3)	With respect to these RSUs, the amounts set forth in this column include the number of shares subject to such awards multiplied by $15.69, the closing price of our common stock on December 31, 2021.
(4)
These PSU awards were made pursuant to our 2020 Long-Term Incentive Plan and vest on the third anniversary of the date of grant, subject to both the attainment of the performance requirements detailed in the Compensation Discussion & Analysis section above and the Named Executive Officer’s continued employment through the applicable vesting date.

(5)
With respect to these PSUs, the awards were not anticipated to vest based on our performance through December 31, 2021. The amounts set forth in this column include the number of shares subject to such awards that would hypothetically vest at threshold-level performance multiplied by $15.69, the closing price of our common stock on December 31, 2021.

Option Exercises and Stock Vested During Fiscal Year 2021
	Option Awards(2)		Stock Awards (3)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
James Fusaro(1)	—	$26,481,886	20,308	$414,486
Nipul Patel	—	$10,584,641	4,119	$84,069
Jeffery Krantz	—	$6,051,861	7,920	$161,647
Tyson Hottinger	—	—	—	—
Ken Stacherski	—	—	—	—
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022.
(2)
Amounts reported as “Option Awards” column reflect value realized upon distribution of Class B Common Units to Messrs. Fusaro, Patel and Krantz. The Class B Common Units represented membership interests in Parent that constitute profits interests for federal income tax purposes. Despite the fact that the Class B Common Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(3)
Includes the value of RSUs held by Messrs. Fusaro, Patel and Krantz, that vested on October 19, 2021, based on our closing stock of $20.41 of that date. Messrs. Hottinger and Stacherski both commenced employment during the 2021 fiscal year and did not have any stock awards that vested during 2021.

Potential Payments upon Termination or Change in Control
On December 28, 2021, our Compensation Committee approved an amended Severance Policy that governs severance payable to our executive officers, including each of our Named Executive Officers, under various termination scenarios. Our Severance Policy provides for severance payments and benefits in the event of a termination by the Company without Cause, a termination by mutual agreement of the executive and the Company that is deemed by the Compensation Committee to qualify as an involuntary termination or a resignation by the executive for Good Reason (a “qualifying termination”), both in connection with and outside the context of a change in control (“CIC”). The severance entitlements under the Severance Policy in connection with a CIC are subject to a double trigger that requires a termination of employment in order for severance to become payable.
In the event of a qualifying termination other than in connection with or within 12 months following a CIC, the Severance Policy provides the following cash severance:
•	In the case of our Chief Executive Officer, 150% of the sum of his or her (i) annual base salary and (ii) target bonus opportunity; and
•	In the case of all other executives, 100% of the sum of their annual base salary.
Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for a specified severance period (18 months for our Chief Executive Officer and 12 months for all other executives) or until the executive becomes eligible for coverage under a subsequent employer’s health plan. Upon the executive’s qualifying termination, all outstanding RSUs would continue to vest over the specified severance period as if the executive had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.
In the event of a qualifying termination that occurs upon or within 12 months after a CIC, the Severance Policy provides cash severance to each executive of 200% of the sum of the executive’s (i) annual base salary and (ii) target bonus opportunity.
Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for a specified severance period (24 months for each executive) or until the executive becomes eligible for coverage under a subsequent employer’s health plan. Upon the executive’s qualifying termination, all outstanding RSUs would continue to vest over the specified severance period as if the executive had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.
For purposes of our Severance Policy, the following definitions apply:
“Change in Control” is defined as (i) an independent third party becoming the beneficial owner of securities of the Company representing at least 50% of the voting power of the Company’s securities, (ii) a merger, reorganization, or consolidation of the Company, unless the voting securities of the Company continue to represent more than 50% of the voting power of the Company or surviving entity, (iii) a change in the membership of our Board over a period of two consecutive years, in which incumbent directors and new directors whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of our directors, cease to constitute a majority of our Board membership and (iv) a complete liquidation or dissolution of the Company or sale of all or substantially all of the Company’s assets.
“Cause” is defined as: (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers, vendors or suppliers, (ii) reporting to work under the influence of alcohol or under the influence or in the possession of illegal drugs, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or any other person to whom the executive reports after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice, (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its affiliates, (v) a willful and material failure to observe policies or standards of the Company regarding employment practices (including nondiscrimination and sexual harassment policies) as prescribed thereby from time to time after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice or (vi) any breach by the executive of any non-competition, non-solicitation, no-hire or confidentiality covenant between the executive and the Company or any of its affiliates or any material breach by the executive of any provision of the Severance Policy, or any agreement to which the executive and the Company or any of its affiliates are parties after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice.
“Good Reason” is defined as (i) a material reduction in the executive’s annual base salary without the executive’s consent, (ii) a relocation of the executive’s principal place of employment, without his or her consent, to a location more than 50 miles from his or her then-current principal place of employment, or (iii) an adverse change in the executive’s position or title without his or her consent; provided, that, in any case, (x) written notice of the executive’s resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for his or her resignation for Good Reason to be effective hereunder, (y) the Company shall have 30 days after receipt of such notice during which the Company may remedy the occurrence giving rise to the claim for Good Reason termination (if such occurrence is capable of being remedied), and, if the Company cures such occurrence within such 30-day period, there shall be no Good Reason, and (z) the executive must actually resign within 90 days following the event constituting Good Reason.
Separately, pursuant to the terms of the equity award agreements between us and the Named Executive Officers,, in the event of a termination of the executive’s employment by reason of death or disability, all outstanding RSUs would immediately vest in full and all outstanding PSUs would be deemed to be earned at target and pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.
Payments and Benefits in Connection with Mr. Fusaro’s Separation
On March 31, 2022, Mr. Fusaro and the Company entered into a Transition Agreement (the “Transition Agreement”), which confirms the date of Mr. Fusaro’s separation (the “Separation Date”), the terms of Mr. Fusaro’s separation and the amounts due pursuant to our Severance Policy. Pursuant to the Transition Agreement, subject to Mr. Fusaro’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Fusaro’s compliance with his existing restrictive covenants, the Company will pay Mr. Fusaro the following, pursuant to the terms of our Severance Policy: (i) an amount equal to $1,950,000, which represents 1.5 times the sum of Mr. Fusaro’s annual base salary plus his target annual bonus, for a severance period of 18 months following the Separation Date and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 18 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan).
In addition, (i) the unvested portion of any outstanding time-based RSUs on the Separation Date (after giving effect to any accelerated vesting provide under the terms of the award agreements evidencing such awards) will continue to vest over the severance period as if Mr. Fusaro had remained employed through each subsequent vesting date, and (ii) any outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Fusaro was employed by the Company through the Separation Date.
Potential Payments Table
The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive’s employment had terminated on December 31, 2021, given the executive’s compensation as of such date and, if applicable, based on the closing price of our common stock on December 31, 2021. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing of any such event and our stock price.
Executive	Benefit(2)	Change in Control without Termination	Change in Control with Qualifying Termination	Qualifying Termination Outside of a CIC	Death or Disability
James Fusaro (Chief Executive Officer)(1)	Cash Severance	$0	$2,600,000	$1,950,000	$0
	Benefit Continuation	$0	$35,348	$26,511	$0
	RSUs	$0	$1,287,568	$1,287,568	$1,287,568
	PSUs	$0	$0	$0	$376,000
	Total	$0	$3,992,916	$3,264,079	$1,663,568
Nipul Patel (Chief Financial Officer)	Cash Severance	$0	$1,125,000	$562,500	$0
	Benefit Continuation	$0	$45,229	$22,615	$0
	RSUs	$0	$307,006	$307,006	$307,006
	PSUs	$0	$0	$0	$102,058
	Total	$0	$1,477,235	$892,121	$409,064
Jeffrey Krantz (Chief Commercial Officer)(3)	Cash Severance	$0	$1,445,000	$722,500	$0
	Benefit Continuation	$0	$45,229	$22,615	$0
	RSUs	$0	$737,493	$737,493	$737,493
	PSUs	$0	$0	$0	$104,741
	Total	$0	$2,227,722	$1,482,607	$842,234
Tyson Hottinger (Chief Legal Officer)	Cash Severance	$0	$1,020,000	$510,000	$0
	Benefit Continuation	$0	$45,229	$22,615	$0
	RSUs	$0	$887,913	$887,913	$887,913
	PSUs	$0	$0	$0	$141,262
	Total	$0	$1,953,142	$1,420,527	$1,029,175
Ken Stacherski (Chief Operations Officer)	Cash Severance	$0	$1,020,000	$510,000	$0
	Benefit Continuation	$0	$45,229	$22,615	$0
	RSUs	$0	$1,181,488	$1,181,488	$1,181,488
	PSUs	$0	$0	$0	$0
	Total	$0	$2,246,718	$1,714,103	$1,181,488
(1)	On April 5, 2022 the Company announced that Mr. Fusaro will terminate employment as Chief Executive Officer and cease serving as a member of the Board, effective April 18, 2022. The Company has determined that Mr. Fusaro’s termination of employment is a termination by mutual agreement of Mr. Fusaro and the Company that qualifies as an involuntary termination under our Severance Policy.
(2)
For all termination scenarios that result in continued or accelerated vesting of outstanding RSUs or PSUs, the value shown in the table above is determined by multiplying the number of shares subject to continued or accelerated vesting by $15.69 (our closing stock price on December 31, 2021). With respect to a qualifying termination in connection with a CIC or outside a CIC, the amount shown in respect of outstanding PSUs is based on the estimated actual performance level through December 31, 2021, which was 0%. With respect to a termination of employment by reason of an executive’s death or disability, the amount show in respect of outstanding PSUs is pro-rated to reflect the portion of the performance period during which the executive was employed by the Company through December 31, 2021, and assumes a target level of performance, as provided in the PSU award agreements.

(3)
Jeff Krantz terminated his employment effective January 11, 2022. In connection with a retention agreement negotiated with Mr. Krantz to ensure retention of his services through January 11, 2022 and to facilitate a smooth transition of his duties to other executives, following the termination of his employment, the portion of Mr. Krantz’s RSU awards granted on October 19, 2020 and March 12, 2021 will continue to vest on the original three year vesting schedule set forth in the applicable grant notice. All other RSU awards held by Mr. Krantx, as well as his 2021 PSU grant, were forfeited upon termination, and no cash severance or other consideration was paid to Mr. Krantz.

Compensation Committee Interlocks and Insider Participation
During 2021, Mr. Ashford (Chair), Mr. Forth, and Ms. Iyengar served on our Compensation Committee. No member of our Compensation Committee is or was an officer or employee of the Company, except for Brad Forth, who previously served as our Chief Executive Officer. Mr. Forth left that role in 2018 and ceased serving on our Compensation Committee in December 2021. During 2021, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.
Equity Compensation Plans
The table below provides information relating to our equity compensation plans as of December 31, 2021, all of which have been approved by our stockholders:
Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options)(3)
Equity compensation plans approved by stockholders	1,078,096	—	13,561,173
Equity compensation plans not approved by stockholders	—	—	—
Total	1,078,096	—	13,561,173
(1)	This column reflects all shares of common stock subject to outstanding RSUs and PSUs granted under the 2020 Plan.
(2)	We have not granted any stock options under the 2020 Plan to date.
(3)
The number of shares for issuance under the LTIP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the lesser of (i) 5% of the Company’s common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares determined by our Board.

Director Compensation
The following table summarizes the compensation awarded or paid to the members of our Board for the fiscal year ended December 31, 2021. Mr. Fusaro, as an employee-director, received no additional compensation for service as a director, and, consequently, is not included in this table. The compensation received by Mr. Fusaro as an employee during 2021 is included in the “Summary Compensation Table” above.

Name	Fees Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Paulo Almirante	$30,978	—	$30,978
Troy Alstead	$96,727	$139,997	$236,724
Orlando Ashford	$91,625	$139,997	$231,622
Frank Cannova	$39,465	$139,997	$179,461
Ron Corio	$69,364	$139,997	$209,361
Brad Forth	$180,929	$139,997	$320,926
Jayanthi Iyengar	$48,214	$139,997	$188,211
Peter Jonna	$22,468	—	$22,468
Bilal Khan	$29,144	—	$29,144
Jason Lee	$41,618	$139,997	$181,614
Gerrard Schmid	$31,793	—	$31,793
(1)
Represents the aggregate grant date fair value of restricted stock units with respect to shares of the Company’s common stock granted in 2021, computed in accordance with FASB ASC TOPIC 718. Messrs. Cannova and Lee resigned from the Board during 2021 and forfeited their restricted stock units upon resignation. Messrs. Almirante, Khan and Schmid joined the Board after the 2021 annual meeting when the Board restricted stock unit awards were issued, and accordingly, they did not receive any stock compensation in 2021.

2021 Director Compensation Program
During 2021, Pay Governance evaluated our director compensation relative to our peer group. Based on this review, we established a 2021 director compensation program for non-employee directors comprised of (i) an annual cash retainer for service on the Board and as committee chairperson and (ii) an annual stock retainer of $140,000 in restricted stock units payable at the time of our annual stockholder meeting. The cash retainers for 2021, which were paid in four equal quarterly installments and prorated for any partial year of service on our board of directors, were as follows:
Position	Retainer ($)
Non-Executive Chairman	$100,000
Board Member	75,000
Audit Committee Chair	25,000
Compensation Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	10,000
Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws that became effective upon the consummation of our IPO. Our Board may revise the compensation arrangements for our directors from time to time.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee has reviewed the audited consolidated financial statements of Array for the year ended December 31, 2021 and has discussed these statements with management and BDO USA, LLP, or BDO, the Company’s independent registered public accounting firm. Array management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Array in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, and its review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls.
The Audit Committee also received from, and discussed with, BDO the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under the rules of the Public Company Accounting Oversight Board, or PCAOB.
BDO also provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding independence. PCAOB rules require independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with BDO their independence from Array.
Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Array Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Members of the Audit Committee

Troy Alstead, Chairman
Paulo Almirante
Gerrard Schmid

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2021, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except for Form 4’s for current directors Orlando Ashford, Jayanthi Iyengar, Brad Forth, Ron Corio and Troy Alstead, as well as former directors Frank Cannova and Jason Lee, which were filed on June 17, 2021 in connection with a grant of restricted stock units made on June 7, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions to which we are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Executive Compensation” and “Director Compensation.” For the years ended December 31, 2019, 2020 and 2021, the Company recognized $0.8 million, $4.8 million and $13.8 million, respectively, in equity-based compensation.
History of Array Technologies, Inc. and Partnership with Oaktree
Ron Corio founded the business of the Company in 1989. On July 8, 2016, Oaktree, through ATI Investment Parent, LLC (“ATI Investment”), our former parent company, purchased a majority of the ownership of Array Tech, Inc. with Ron Corio and the other selling stockholders rolling over a portion of their ownership into ATI Investment. Although Ron Corio is no longer involved in the day-to-day operations of the Company, he is a member of our Board.
Tax Receivable Agreement
Concurrent with ATI Investment’s acquisition of Array Technologies Patent Holdings Co., LLC, Array Tech, Inc. (f/k/a Array Technologies, Inc.) entered into a Taxes Receivable Agreement (“TRA”) with the former majority shareholder of Array. The TRA is valued based on the future expected payments under the agreement. The TRA provides for the payment by Array Tech, Inc. to the former owner for certain federal, state, local and non-U.S. tax benefits deemed realized in post-closing taxable periods by Array, from the use of certain deductions generated by the increase in the tax value of the developed technology. The TRA is accounted for as contingent consideration and subsequent changes in fair value of the contingent liability are recognized in contingent consideration in the accompanying consolidated statements of operations. At December 31, 2021, December 31, 2020, and December 2019, the fair value of the TRA was $14.6 million, $19.7 million and $17.8 respectively.
Estimating the amount of payments that may be made under the TRA is by nature imprecise. The significant fair value inputs used to estimate the future expected TRA payments to the former owners include the timing of tax payments, a discount rate, book income projections, timing of expected adjustments to calculate taxable income and the projected rate of use for attributes defined in the TRA.
Payments made under the TRA consider tax positions taken by the Company and are due within 125 days following the filing of the Company’s U.S. federal and state income tax returns under procedures described in the agreement. The current portion of the TRA liability is based on tax returns. The TRA will continue until all tax benefit payments have been made or the Company elects early termination under the terms described in the TRA.
As of December 31, 2021, the undiscounted future expected payments through December 31, under the TRA are as follows (in thousands):
For the Year Ending December 31,
2022	$3,491
2023	$1,746
2024	$1,746
2025	$1,746
2026	$1,746
Thereafter	$7,856
$18,331
Consent Fees
The Company incurred $2.2 million in consent fees with the former majority shareholder of Array to allow a carryback of post-acquisition net operating losses to pre-acquisition periods under the CARES Act.

Registration Rights Agreement with Oaktree
In connection with the IPO of our common stock in October 2020, we entered into a registration rights agreement (the “IPO Registration Rights Agreement”), with Oaktree, the Corio Group and certain members of our management. Subject to certain conditions, the IPO Registration Rights Agreement provides Oaktree and the Corio Group with “long-form” demand registrations and “short-form” demand registration rights, as well as shelf registration rights. The IPO Registration Rights Agreement also provides Oaktree, the Corio Group and certain members of our management with customary “piggyback” registration rights. The IPO Registration Rights Agreement contains provisions that require the parties thereto to coordinate with one another with respect to sales of our common stock and will contain certain limitations on the ability of the members of our management party to the IPO Registration Rights Agreement to offer, sell or otherwise dispose of shares of our common stock. The IPO Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. This summary does not purport to be complete and is qualified in its entirety by the provisions of the IPO Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.
Registration Rights Agreement with Blackstone
In connection with the entry into the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated August 10, 2021, between the Company and BCP Helios Aggregator L.P. (the “Purchaser”), the Company and the Purchaser entered into a Registration Rights Agreement (the “BCP Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchaser certain registration rights with respect to Common Stock purchased pursuant to the Securities Purchase Agreement and Non-Cash Dividend pursuant to the Certificate of Designations governing our Series A Perpetual Preferred Stock, including customary shelf registration rights and “piggyback” registration rights. This summary does not purport to be complete and is qualified in its entirety by the provisions of our BCP Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.
Registration Rights Agreement with Affiliates of STI
In connection with the closing of the acquisition of Soluciones Técnicas Integrales Norland, S.L., as previously described in our current report on Form 8-K filed with the SEC on January 12, 2022 (the “STI Acquisition”), on January 11, 2022, the Company entered into a registration rights agreement (the “STI Registration Rights Agreement”) with certain affiliates of STI (the “STI Holders”) that will receive a portion of the Stock Consideration issued at the closing of the STI Acquisition (the “STI Issuance”). Pursuant to the STI Registration Rights Agreement, among other things, the Company is required to file with the SEC a registration statement registering for resale the shares of the Company’s Common Stock received by the STI Holders as part of the STI Issuance. The STI Registration Rights Agreement also provides, among other things, that each STI Holder will agree not to sell its portion of the Stock Consideration received in the STI Issuance for 180 days following the closing of the STI Acquisition (the “Lock-Up Period); provided, however, the Lock-Up shall expire in respect of 20% of each STI Holder’s Registrable Securities (as defined in the STI Registration Rights Agreement) if for ten consecutive trading days beginning on the date that is three months after the date of the STI Registration Rights Agreement and prior to the expiration of the Lock-Up Period, the closing price of the Company’s Common Stock exceeds by 20% or more the price of the Company’s Common Stock at the date of the STI Registration Rights Agreement. Additionally, certain members of STI’s management who receive Common Stock in connection with the Transaction have entered into restrictions on the sale or transfer of their shares of the Common Stock for a period of 18 months, subject to certain early release conditions. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.
Employment Arrangement with Michael Corio
We have had an employment agreement in place with Michael Corio since 2005. Michael Corio is a non-executive employee of the Company and the son of one of our non-executive directors, Ron Corio. Mr. Corio’s total compensation for fiscal 2021 was $173,190. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees.

Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that we shall indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). For further information, see the section entitled “Description of Capital Stock—Indemnification and Limitations on Directors’ Liability” in our Annual Report. We intend to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Review, Approval or Ratification of Transactions with Related Persons
The audit committee of our Board has primary responsibility for reviewing and approving transactions with related parties. Our audit committee charter provides that the audit committee shall review and approve in advance any related party transactions.
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our audit committee is expected to determine that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
In accordance with the Company’s certificate of incorporation and bylaws, the Board is divided into three classes of approximately equal size.
The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Paulo Almirante, Ron Corio and Jayanthi Iyengar are the Class II directors whose terms expire at the Company’s 2022 Annual Meeting of stockholders. Each of Messrs. Almirante, Corio and Ms. Iyengar has been nominated for and has agreed to stand for re-election to the Board to serve as a Class II director of the Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Our bylaws provide that director nominees receiving a plurality of the votes cast by holders of shares of common stock present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors will be elected. Stockholders have the option to vote “FOR” each of the nominees, or “WITHHOLD” their vote from each of the nominees or “WITHHOLD” their vote from any one of the nominees. Abstentions, withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than named above.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the two nominees listed above as director nominees. Array has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Array, principal occupation and other biographical material is shown earlier in this proxy statement.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE AFOREMENTIONED NOMINEES FOR CLASS II DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of BDO USA, LLP or BDO, as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of BDO, and BDO has served as our independent registered public accounting firm since 2016.
The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present in person (including virtually) or represented by proxy and entitled to vote thereon is required (on a non-binding advisory basis) to ratify the appointment of BDO. Abstentions will have no effect on the results of this vote.
The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. In addition, in conjunction with the mandated rotation of BDO’s lead engagement partner, the Audit Committee is directly involved with the selection of BDO’s new lead engagement partner. The Audit Committee believes that the continued retention of BDO to serve as our independent external auditor is in the best interests of the Company and our stockholders.
We expect that a representative of BDO will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by BDO, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee is responsible for the audit fee negotiations associated with our retention of BDO.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2021 and 2020 for each of the following categories of services are as follows (in thousands):
Fee Category	2021	2020
Audit Fees	$3,981,738	$2,521,919
Audit-Related Fees	$0	$0
Tax Fees	$52,500	$12,164
All Other Fees	$0	$0
Total Fees	$4,034,238	$2,534,083
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit. For 2020, includes fees for professional services rendered in connection with our Form S-1 and amendments thereto related to our initial public offering of common stock completed in October 2020 and our secondary offering of common stock completed in December 2020. For 2021, includes (i) fees for professional services rendered in connection with our Form S-1 and amendments thereto related to our secondary offering of common stock completed in March 2021, (ii) fees for professional services in connection with our offering of Series A Perpetual Preferred Stock, and (iii) fees for professional services in connection with our offering of 1.00% Convertible Senior Notes due 2028.
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.
The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION
OF THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE
ON THE PROXY.
(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3—APPROVAL OF THE ARRAY TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN
At the Annual Meeting, shareholders are being asked to approve the Array Technologies, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which was approved by the Board on December 1, 2021, subject to shareholder approval. The material features of the ESPP are summarized below.
The purpose of the ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and to be exempt from the requirements of Section 409A of the Internal Revenue Code.
As of March 31, 2022, 19,081,046 shares of our Common Stock were available for future issuance or subject to outstanding awards under our 2020 Plan, which represents 12.7% of our common stock outstanding on such date. The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 3,500,000 (the “Share Pool”), subject to adjustment as provided for in the ESPP, which represents 2.3% of our common stock outstanding as of March 31, 2022. In establishing the Share Pool, our Board considered the potential dilutive impact to stockholders, the estimated projected participation rate over the ten-year term of the plan, equity plan guidelines established by certain proxy advisory firms and advice provided by Pay Governance, the compensation consultant to the Compensation Committee. For information about options and restricted stock units outstanding under our existing equity plans and the number of shares available for issuance under these plans, each as of December 31, 2021, please see “Equity Compensation Plans” elsewhere in this Proxy Statement.
The full text of the ESPP is set forth in Annex A to this Proxy Statement. The following description of certain features of the ESPP is qualified in its entirety by reference to the full text of the ESPP.
Summary of the ESPP
Administration. The ESPP will be administered by the Compensation Committee (except that the Board may at any time act in the capacity of administrator), which will have the authority to interpret and determine eligibility under the plan, prescribe forms, rules and procedures relating to the plan, and otherwise do all things necessary or desirable to carry out the purposes of the plan. The Compensation Committee (or the Board, as applicable) may delegate its authority under the ESPP to one or more of its members (or one or more members of our Board) such of its duties, powers, and responsibilities as it may determine and to employees or other persons as it determines such ministerial tasks as it deems appropriate. As used in this summary, the term “administrator” refers to the Compensation Committee, our Board or any authorized delegates, as applicable.
Shares Subject to the ESPP. As noted above, the Share Pool consists of 3,500,000 shares of our common stock, subject to adjustment, as described below. Shares delivered upon exercise of options under the ESPP may be either shares of authorized but unissued common stock, treasury stock, or previously issued common stock acquired by the Company. In the event of any change in our outstanding common stock by reason of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the administrator will make appropriate adjustments to the aggregate number and type of shares available for purchase under the ESPP, the number and type of shares granted under any outstanding options, the maximum number and type of shares purchasable under any outstanding option, and/or the purchase price per share under an outstanding option.
Shares will not be treated as delivered, and will not reduce the number of shares in the aggregate unless and until, and to the extent, they are actually delivered to a participant. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of common stock subject to such option will not reduce the Share Pool and will remain available for purchase under the ESPP. On March 31, 2022, the closing price of a share of our common stock was $11.27.
Eligibility. Participation in the ESPP will be limited to employees of the Company or a designated subsidiary (i) who have been continuously employed for a period of at least 14 days as of the first day of the option period, (ii) whose customary employment is for more than five months per calendar year, (iii) who customarily work 20 hours or more per week, and (iv) who satisfy the other requirements set forth in the ESPP. Under the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of the Company that has been designated by our Board or the Compensation Committee as eligible to participate in the ESPP.
No employee may be granted an option under the ESPP if, immediately after the option is granted, the employee would own (or, pursuant to Section 424(d) of the Internal Revenue Code, would be deemed to own) shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. The administrator may establish additional eligibility requirements for option periods that have not yet commenced that are not inconsistent with Section 423 of the Internal Revenue Code.
As of March 31, 2022, approximately 473 employees would be eligible to participate in the ESPP, including all of our executive officers.
General Terms of Participation.
•
Option Periods. The ESPP allows eligible employees to purchase shares of our common stock during certain option periods. Unless otherwise determined by the administrator, option periods under the ESPP will be successive periods of approximately six months commencing on the first business day in January and July of each year and ending on the last business day in June or December, as applicable. The last business day of each option period will be an “Exercise Date.” The administrator may change the Exercise Date, the commencement date and the duration of the option periods to the extent permitted by Section 423 of the Internal Revenue Code; provided, however, that no option may be exercised after 27 months from its grant date. If the ESPP is approved at the Annual Meeting, the first option period, which commenced under the ESPP on January 1, 2022, will end on June 30, 2022. Should stockholders not approve the ESPP at the Annual Meeting, the current open option period will immediately terminate, and no shares will be issued under the Plan.

•
Method of Participation. Shares will be purchased under the ESPP on the Exercise Date using accumulated payroll deductions, unless the administrator provides otherwise with respect to the employees of a designated subsidiary in a manner consistent with Section 423 of the Internal Revenue Code. In order to participate in the ESPP, an eligible employee must execute and deliver to the administrator of the ESPP an election form in accordance with procedures and prior to the deadlines prescribed by the administrator of the ESPP. Participation will be effective as of the first day of an option period.

Each election form will authorize payroll deductions between 1% and 15% of the participant’s eligible compensation per payroll period. For purposes of the ESPP, eligible compensation includes regular base salary and regular base wages. A participant’s election form will remain in effect for subsequent option periods unless the participant files a new election form within the time specified by the administrator prior to the start of the subsequent option period or the participant’s option is cancelled in accordance with the ESPP. During an option period, elections and rates of contribution may not be increased or decreased. A participant may terminate his or her participation in the ESPP during an option period by canceling his or her option in accordance with the ESPP. A participant who reduces his or her rate of payroll deductions for future payroll periods to zero percent in accordance with the ESPP will be deemed to have terminated his or her participation in the ESPP as to all current and future option periods unless and until a new election form has been delivered for a subsequent option period. Upon such termination or cancellation, any amount withheld from a participant’s compensation will be returned to the participant, without interest, as soon as administratively practicable.
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Grant and Exercise of Options. Subject to the limitations set forth in the ESPP, on the first day of each option period, each participant will automatically be granted a right to purchase shares of our common stock on the last day of the option period. On the last day of each option period, each participant will be deemed to have exercised his or her option, and the accumulated payroll deductions credited to the participant’s account will be applied to purchase the greatest number of whole shares of our common stock that can be purchased with such account balance at the applicable purchase price. No participant may purchase more than 2,500 shares of our common stock (or such lesser number as the administrator of the ESPP may prescribe) on any Exercise Date. In addition, no participant will be granted an option under the ESPP that would permit the participant’s right to purchase shares of our common stock under the ESPP to accrue at a rate that exceeds $25,000 in fair market value for each calendar year, determined in accordance with Section 423 of the Internal Revenue Code.
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Purchase Price. The purchase price per share of our common stock applicable to purchases during each option period under the ESPP will be eighty-five percent (85%) (or such greater percentage as the administrator of the ESPP may designate) of the lesser of (i) the fair market value per share of our common stock on the date on which the option was granted or (ii) the fair market value per share of our common stock on the Exercise Date.

Transferability. Options granted to participants under the ESPP are not assignable or transferable and may be exercised only by the participant during his or her lifetime. For participants who have purchased shares under the ESPP, the administrator may impose restrictions prohibiting the transfer, sale, pledge or alienation of such shares, other than by will or by the laws of descent and distribution, for such period as may be determined by the administrator.
Amendment and Termination of the ESPP. The administrator has the discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Internal Revenue Code will require stockholder approval.
The administrator also has the right at any time to suspend or terminate the ESPP. In connection with such a termination or suspension, the administrator may provide, in its sole discretion, either that the outstanding option s will be exercisable on the Exercise Date for the applicable option period (or such earlier date as the administrator may specify), or that each participant’s accumulated payroll deductions will be returned to the participant without interest.
Sub-Plans. Consistent with the requirements of Section 423 of the Internal Revenue Code, the administrator may, in its sole discretion, amend the terms of the ESPP, or an offering, or provide for separate offerings under the ESPP to, among other things, reflect the impact of local law outside of the United States as applied to one or more eligible employees of a designated subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.
Effective Date and Term. The ESPP is effective as of the date our Board adopted the ESPP, subject to approval by stockholders at the Annual Meeting. No option s will be granted under the ESPP after the earliest to occur of (i) the termination of the ESPP by the administrator and (ii) the issuance of all shares of common stock available for issuance under the ESPP.
Corporate Transactions. In the event of certain corporate transactions (including a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets, a dissolution or liquidation of the Company, or such other corporate transaction as is determined by the administrator), the administrator may, in its discretion, provide that each outstanding option will be assumed or exchanged for a substitute option granted by the acquiror or successor corporation or by a parent or subsidiary of such entity, or will be cancelled with accumulated payroll deductions returned to each participant, or that the option period will end on or before the date of the proposed sale, merger or similar transaction (in which case, the date on which the option period terminates will be treated as the Exercise Date for such option period).
U.S. Federal Income Tax Consequences Relating to the ESPP
The following is a summary of certain material federal income tax consequences associated with the grant and exercise of options under the ESPP under current federal tax laws. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. In general, an employee will not recognize U.S. taxable income until the sale or other disposition of the shares of our common stock purchased under the ESPP (“ESPP Shares”). Upon such sale or disposition, the employee will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the ESPP Shares.

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If the ESPP Shares are sold or disposed of more than one year from the date of purchase and more than two years after the first day of the option period in which they were purchased, or upon the employee’s death while owning the ESPP Shares, the employee will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to the excess of the fair market value of the ESPP Shares on the date of commencement of the option period over the purchase price paid for the ESPP Shares, and (ii) the excess of the sale price of the ESPP Shares over such purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the ESPP Shares.

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If the ESPP Shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the ESPP Shares, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the ESPP Shares on the date the ESPP Shares were purchased over the purchase price paid for the ESPP Shares. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the ESPP Shares.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of ESPP Shares prior to the expiration of the holding periods described above.
New Plan Benefits
Because awards to employees under the ESPP are based on voluntary contributions in amounts determined by the participant, the benefits and amounts that will be received or allocated under the ESPP are not determinable at this time. Future purchase prices are not determinable because they are based upon the fair market value of shares of our common stock at the beginning and end of each applicable option period.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ARRAY TECHNOLOGIES, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
(PROPOSAL 3 ON YOUR PROXY CARD)

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, at least once every six years beginning with this Annual Meeting, our stockholders are entitled to vote on whether the advisory vote to approve Named Executive Officer (“NEO”) compensation (i.e., the “say-on-pay” vote) should occur every year, every two years, or every three years. A stockholder may also abstain from voting on this proposal.
The Board recommends that future say-on-pay votes be conducted every year to enable our stockholders to regularly evaluate the Company’s executive compensation program. An annual vote also allows our stockholders to comment in a more timely fashion on the Company’s annual incentive programs and enhance stockholder engagement on the topic of executive compensation. Accordingly, the Company asks the stockholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, that a non-binding, advisory vote to approve the compensation of the NEOs of the Company pursuant to Section 14A of the Exchange Act (“say-on-pay”) should be held every year.”
Please mark on the Proxy Card your preference as to the frequency of holding “say-on-pay” stockholder advisory votes as every year, every two years, or every three years or mark “abstain.” Note that you are not voting on whether to approve or disapprove the Board’s recommendation; rather you are being asked to affirmatively select the option of holding an advisory say-on-pay vote every year, every two years or every three years.
The advisory vote on the frequency of holding the “say-on-pay” vote is non-binding. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and give serious consideration to the outcome of such voting. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by a majority of our stockholders present in person or by proxy at the Meeting. If no option receives a majority of the votes present in person or by proxy at the Annual Meeting, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.
We will hold our first “say-on-pay” vote at the 2023 Annual Meeting. A vote on the frequency of holding the “say-on-pay” vote will occur at least once every six years. The proxy holders named on the accompanying proxy card will vote to hold the advisory “say-on-pay” vote every year unless a stockholder directs otherwise.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR HOLDING THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION EACH YEAR.
(PROPOSAL 4 ON YOUR PROXY CARD)

GENERAL MATTERS
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including our Chief Executive Officer and President and our Chief Financial Officer. A copy of our Code of Business Conduct and Ethics may be accessed free of charge by visiting our investor relations website at ir.arraytechinc.com and going to the “Governance Highlights” section under the “Corporate Governance” tab, or by requesting a copy in writing from our Secretary at our Albuquerque, New Mexico office. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our directors and certain of our executive officers within four business days following the date of such amendment or waiver.
A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting our investor relations website at ir.arraytechinc.com and going to the “Governance Highlights” section under the “Corporate Governance” tab, or by requesting a copy in writing from our Secretary at our Albuquerque, New Mexico office.
Availability of Certain Documents
A copy of our 2021 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2021 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:
Array Technologies, Inc.
  3901 Midway Place NE
  Albuquerque, NM 87109
   Phone: (505) 881-7567
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must have been received by our Secretary at our principal executive offices no later than the close of business on December 9, 2022, which is 120 days prior to the date that is one year from this year’s mailing date of April 8, 2022.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109. The nominating and corporate governance committee does not have a written policy regarding stockholder nominations but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2022 annual meeting, although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2022 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2023 annual meeting must notify us no earlier than January 24, 2023 and no later than February 23, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting.
Contacting the Board
Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:
Array Technologies, Inc.
  3901 Midway Place NE
  Albuquerque, NM 87109
  Attention: Secretary
The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
Other Matters
As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
How to Access the Annual Meeting
The Annual Meeting will be held in a virtual meeting format at https://virtualshareholdermeeting.com/ARRY2022.
To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. Pacific Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Pacific Daylight Time, and you should allow ample time for the check-in procedures.
By Order of the Board of Directors

Jim Fusaro
Chief Executive Officer, Director
April 8, 2022

ANNEX A
ARRAY TECHNOLOGIES, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
1.	DEFINED TERMS
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2.	PURPOSE
The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock, and thereby acquire an interest in the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the requirements of Section 409A of the Code and is to be construed consistently with that intent.
3.	ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; to determine eligibility under the Plan; to prescribe forms, rules and procedures relating to the Plan; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made with respect to the Plan are conclusive and bind all persons.
4.	SHARE POOL
(a) Number of Shares. Subject to adjustment pursuant to Section 17 below, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan will be 3,500,000 shares (the “Share Pool”). For purposes of this Section 4(a), shares of Stock shall not be treated as delivered under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, they are actually delivered to a Participant. Without limiting the generality of the foregoing, if any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool and will remain available for purchase under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be purchased upon the exercise of Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator shall make a pro rata allocation of the shares then available in as uniform a manner as is practicable and as it determines to be equitable. In such event, the Administrator shall notify each Participant affected by such reduction.
(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
5.	ELIGIBILITY
(a) Eligibility Requirements. Subject to the limitations contained in the Plan, each Employee (i) who has been continuously employed by the Company or a Designated Subsidiary, as applicable, for a period of at least fourteen (14) days as of the first day of an Option Period, (ii) whose customary Employment with the Company or a Designated Subsidiary, as applicable, is for more than five (5) months per calendar year, (iii) who customarily works twenty (20) hours or more per week, and (iv) who satisfies the requirements set forth in the Plan, will be an Eligible Employee.
(b) Five Percent Stockholders. No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.
(c) Additional Requirements. The Administrator may, for Option Periods that have not yet commenced, establish additional or other eligibility requirements, or amend the eligibility requirements set forth in subsection (a) above, in each case, consistent with the requirements of Section 423.

6.	OPTION PERIODS
The Plan will generally be implemented by a series of separate offerings referred to as “Option Periods”. Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on the first Business Day in January and July of each year, anticipated to be on or around January 1 and July 1, and ending approximately six (6) months later on the last Business Day in June or December, as applicable, of each year, anticipated to be on or around June 30 and December 31. The last Business Day of each Option Period will be an “Exercise Date”. The Administrator may change the Exercise Date, the commencement date, the ending date and the duration of each Option Period, in each case, to the extent permitted by Section 423; provided, however, that no Option may be exercised after 27 months from its grant date.
7.	OPTION GRANTS
Subject to the limitations set forth herein and the Maximum Share Limit (as defined below), on the first day of an Option Period, each Participant will automatically be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum amount as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.
8.	PARTICIPATION
(a) Election. To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator an election form, in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. Such election form must be delivered not later than fourteen (14) days prior to the first day of an Option Period, or such other time as specified by the Administrator. An Eligible Employee will become a Participant as of the first day of the Option Period for which he or she timely delivered such election form and will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein.
(b) Election Amount. Each election form will authorize payroll deductions as a whole percentage from one (1) to fifteen (15) percent of the employee’s Eligible Compensation per payroll period, to be deducted from the Eligible Employee’s pay during each payroll period occurring during the applicable Option Period.
(c) Payroll Deduction Account. All payroll deductions made pursuant to this Section 8 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.
(d) Changes to Election for Current Option Period. During an Option Period, elections and rates of contributions may not be increased or decreased. A Participant may terminate his or her participation in the Plan during an Option Period by canceling his or her Option in accordance with Section 14 below.
(e) Changes to Election for Subsequent Option Periods. A Participant’s election form will remain in effect for subsequent Option Periods unless the Participant files a new election form not later than fourteen (14) days prior to the first day of the subsequent Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled in accordance with the Plan.
9.	METHOD OF PAYMENT
A Participant must pay for shares of Stock purchased upon the exercise of an Option with the accumulated payroll deductions credited to the Participant’s Account.
10.	PURCHASE PRICE
The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such other percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (i) the Fair Market Value of a share of Stock on the date on which the Option was granted (i.e., the first day of the Option Period) and (ii) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised (i.e., the Exercise Date).

11.	EXERCISE OF OPTIONS
(a) Purchase of Shares. Subject to the limitations set forth herein, with respect to each Option Period, on each Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions credited to the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 2,500 shares of Stock may be purchased by a Participant on any Exercise Date, or such other number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, the shares of Stock so purchased will be placed, in book-entry form, into a recordkeeping account in the name of the Participant. Any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share of Stock will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 14 below.
(b) Return of Account Balance. Except as provided in Section 11(a) above, any accumulated payroll deductions in a Participant’s Account for an Option Period that are not used to purchase shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions for an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 7 above, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after the applicable Exercise Date.
12.	INTEREST
No interest will accrue or be payable on any amount held in the Account of any Participant.
13.	TAXES
Payroll deductions will be made on an after-tax basis. The Administrator will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be satisfied in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules.
14.	CANCELLATION AND WITHDRAWAL
A Participant who holds an Option under the Plan may cancel all (but not less than all) of such Option and terminate his or her participation in the Plan by delivering a notice to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such notice must be delivered not later than fourteen (14) days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her rate of payroll deductions for future payroll periods to zero percent (0%) in accordance with Section 8 above will be deemed to have terminated his or her participation in the Plan as to all current and future Option Periods, unless and until the Participant has delivered a new election for a subsequent Option Period in accordance with the rules of Section 8 above.
15.	TERMINATION OF EMPLOYMENT
Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Option Period prior to an Exercise Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant’s participation in the Plan will terminate, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.
16.	EQUAL RIGHTS; RIGHTS NOT TRANSFERABLE
All Participants granted Options during an Option Period under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 16, as determined by the Administrator in its sole discretion, any Options granted to the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.
17.	CHANGE IN CAPITALIZATION; COVERED TRANSACTION
(a) Change in Capitalization. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the aggregate number and type of shares of stock available under the Plan, the number and type of shares of stock granted under any outstanding Options, the maximum number and type of shares of stock purchasable under any outstanding Option, and/or the Purchase Price under any outstanding Option, in any case, in a manner that complies with Section 423.
(b) Covered Transaction. In the event of a Covered Transaction, the Administrator may, in its discretion, (i) provide that each outstanding Option will be assumed or exchanged for a substitute option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation; (ii) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants; and/or (iii) terminate the Option Period on or before the date of the Covered Transaction (in which case the date on which the Option Period terminates will be treated as the Exercise Date for such Option Period).
18.	AMENDMENT AND TERMINATION
(a) Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the stockholders of the Company within twelve (12) months before or after its adoption.
(b) Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable on the Exercise Date for the applicable Option Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.
19.	APPROVALS
Stockholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date the Plan is approved by the Board. In the event that the Plan has not been approved by the stockholders of the Company prior to the one-year anniversary of the date the Plan is approved by the Board, all Options granted under the Plan will be cancelled and become null and void and all shares of Stock previously purchased under the Plan will be required to be returned to the Company.
Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.	PARTICIPANTS’ RIGHTS AS STOCKHOLDERS AND EMPLOYEES
A Participant will have no rights or privileges as a stockholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.
Nothing contained in the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary or any other Subsidiary at any time.
21.	RESTRICTIONS ON TRANSFER; INFORMATION REGARDING DISQUALIFYING DISPOSITIONS
(a) Restrictions on Transfer. Shares of Stock purchased under the Plan may not be sold, pledged or assigned in any manner for a period of twenty-four (24) months following the applicable Exercise Date and may not be transferred to another brokerage account for a period of twenty-four (24) months following the applicable Exercise Date (or, in either case, for such other period as may be determined by the Administrator), other than by will or by the laws of descent and distribution.
(b) Disqualifying Dispositions. By electing to participate in the Plan, each Participant agrees (or will be deemed to have agreed) to provide such information about any transfer of Stock acquired under the Plan that occurs within two (2) years after the first day of the Option Period in which such Stock was acquired and within one (1) year after the day such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.
22.	MISCELLANEOUS
(a) Waiver of Jury Trial. By electing to participate in the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or with respect to any Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or in respect of any Option to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit any dispute to binding arbitration as a condition of receiving an Option hereunder.
(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of the Plan or any Option to satisfy the requirements of Section 423, or otherwise asserted with respect to the Plan or any Option.
(c) Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Option. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
23.	ESTABLISHMENT OF SUB-PLANS
Notwithstanding the foregoing or any provision of the Plan to the contrary consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

24.	GOVERNING LAW
(a) Certain Requirements of Corporate Law. Options and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b) Other Matters. Except as otherwise provided by the express terms of a sub-plan described in Section 23 above or as provided in Section 24(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Option or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c) Jurisdiction. By electing to participate in the Plan, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Option; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Option, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Option or the subject matter thereof may not be enforced in or by such court.
25.	EFFECTIVE DATE AND TERM
The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (i) the Plan’s termination by the Administrator, (ii) the issuance of all shares of Stock available for issuance under the Plan and (iii) the day before the ten (10)-year anniversary of the date the Board approves the Plan.

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EXHIBIT A

Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.
“Account”: A notional payroll deduction account maintained in the Participant’s name in the records of the Company.
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The Compensation Committee (or the Board) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
“Board”: The Board of Directors of the Company.
“Business Day”: Any day on which the established national exchange or trading system (including the Nasdaq Global Market) on which the Stock is traded is available and open for trading.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Company”: Array Technologies, Inc., a Delaware corporation.
“Compensation Committee”: The Compensation Committee of the Board.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; (iii) a dissolution or liquidation of the Company or (iv) any other transaction the Administrator determines to be a Covered Transaction. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation Committee from time to time as eligible to participate in the Plan as set forth on Exhibit B, as amended from time to time (with the initial list of Designated Subsidiaries as of the date of adoption of the Plan by the Board set forth on Exhibit B). For the avoidance of doubt, any Subsidiary of the Company, whether or not a Subsidiary on the date the Plan was adopted by the Board, shall be eligible to be designated as a Designated Subsidiary hereunder.
“Eligible Compensation”: Regular base salary and regular base wages. Eligible Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee’s behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.
“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in the Plan.

“Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not “Employees”.
“Exercise Date”: The date set forth in the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.
“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
“Maximum Share Limit”: The meaning set forth in Section 11 of the Plan.
“Option”: An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.
“Option Period”: An offering period established in accordance with Section 6 of the Plan.
“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.
“Participant”: An Eligible Employee who elects to participate in an Option Period under the Plan.
“Plan”: This Array Technologies, Inc. 2021 Employee Stock Purchase Plan, as from time to time amended and in effect.
“Purchase Price”: The price per share of Stock with respect to an Option Period determined in accordance with Section 10 of the Plan.
“Section 423”: Section 423 of the Code and the regulations thereunder.
“Stock”: Common stock of the Company, par value $0.001 per share.
“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

EXHIBIT B

Designated Subsidiaries

(as of December 1, 2021)
1.	Array Tech, Inc.

ARRAY TECHNOLOGIES

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARRY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77126-P69376

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARRAY TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3 AND "1 YEAR" FOR ITEM 4.

Vote on Directors

	For All	Withhold All	For All Except
1. ELECTION OF CLASS II DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paulo Almirante
02) Ron Corio
03) Jayanthi Iyengar

Vote on Proposals

	For	Against	Abstain
2. Ratification of the Company's appointment of BDO USA, LLP as its independent auditors for fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval of the Array Technologies, Inc. Employee Stock Purchase Plan.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Establishment, by a stockholder non-binding advisory vote, of the frequency of submission to stockholders of advisory vote regarding executive compensation.	☐	☐	☐	☐

5. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3 and 1 YEAR for item 4.** If any other matters properly come before the meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report on Form 10-K, and any amendments thereto that are required to be furnished to stockholders are available at www.proxyvote.com.

D77127-P69376

ARRAY TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The **stockholder(s)** hereby appoint(s) Brad Forth, Tyson Hottinger and Nipul Patel, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of **Array Technologies, Inc.** that the **stockholder(s)** is/are entitled to vote at the **Annual Meeting of Stockholders** to be held at 10:00 a.m. Pacific Time on May 24, 2022, at the www.virtualshareholdermeeting.com/ARRY2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE